Exhibit 10.35

*CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

MIXED DIRECT & FRAMEWORK CONTRACT

FOR SERVICES

NUMBER ‒ 945711- IPR- 2023

The European Atomic Energy Community (hereinafter referred to as “the Community”), represented by the European Commission (hereinafter referred to as “the Contracting Authority”), which is represented for the purposes of the signature of this contract by Mr Laurent JERRIGE, Director, Directorate J- Nuclear Decommissioning and Waste Management, Joint Research Centre,

on the one part, and

Perma-fix Environmental services Inc

Official legal form: Incorporated Company

Statutory registration number: Delaware Registration file number 2249849

Full official address: 8302 Dunwoody Place Suite 250 - Atlanta ‒ GA 30350 (USA)

VAT registration number: n/a ‒ Tax ID no. 58-1954497

appointed as the leader of the group by the members of the group that submitted the joint tender and

Campoverde Sri

Official legal form: Societa a responsabilita limitata

Statutory registration number: MI-1200592 - 08056320156]

Full official address: Via Fabio Marco Quintiliano, 30 - 20138 Milano (Italy)

VAT registration number: 08056320156

appointed as the member of the group by the members of the group that submitted the joint tender

(collectively ‘the contractor’), represented for the purposes of the signature of this contract by Mark DUFF, CEO of Penna-Fix Environmental Services Inc and Mr Federico GIANNI, CEO of Campoverde Sri,

on the other part,

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HAVE AGREED

to the special conditions, the general conditions for direct and framework contracts for services and the following annexes:

Annex I ‒	Part 1: Administrative Annex ‒ tender procedure JRC/IPR/2012/C01/002/CD including:

-	Declarations on honour on the exclusion and selection criteria
-	Questions & Answers;

Part 2: Technical Specifications (reference No NE.45.2604.A.004.rev.4 of 11.03.2022 (hereinafter “the Technical Specification”);

Annex II ‒	Contractor’s technical and financial tender of 21/10/2022 including:

-	Minutes of the meeting held on 12/07/2023 Ares(2023)5950983 dated 01/09/2023
-	Mail exchanges dated 22/06/2023 (Ares(2023)5189962) and dated 15/09/2023 Ares(2023)6340649

Annex III -	Model for specific contracts
Annex Illa	Gratuitous loan agreement
Annex IV ‒	Acceptance Form;
Annex V ‒	Rules relating to access and presence of external staff on the Ispra site of the Joint Research Centre;
Annex VI ‒	Procedure to introduce materials through the customs;
Annex VII ‒	Safety contractual clauses;
Annex VIII ‒	Environmental Contractual Clauses ;
Annex IX ‒	Contractual Clauses on Radiation protection;
Annex X -	DUVRI (Documento Unico di Valutazione dei Risch Interferenziali ‒ Single Document of Assessment of the Interference Risks)

which form an integral part of this contract (‘the contract’).

This contract sets out the obligations of the parties during and after the duration of this contract.

All documents issued by the contractor (end-user agreements, general terms and conditions, etc.) except its tender are held inapplicable, unless explicitly mentioned in the special conditions of this contract. In all circumstances, in the event of contradiction between this contract and documents issued by the contractor, this contract prevails, regardless of any provision to the contrary in the contractor’s documents.

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Table of Content

MIXED DIRECT & FRAMEWORK CONTRACT FOR SERVICES				1
TABLE OF CONTENT				3
I.	SPECIAL CONDITIONS			6
	I.1	Order of priority of provisions		6
	I.2	Subject matter		6
	I.3	Entry into force and duration of the Contract		6
	I.4	Price		10
		Maximum price of the contract		10
		I.4.3.4.	Price revision index	11
		I.4.4	Reimbursement of expenses	12
		I.4.5	New prices for similar services and/or similar goods	12
		I.4.8	Gratuitous Loans (Annex III a)	12
	I.5	Payment arrangements		12
		I.5.1	Payment of Stage 1	12
		I.5.1.1	Pre-financing	12
		I.5.1.2	Interim payment for Stage 1	12
		I.5.2.1	Pre-financing	15
		Interim payment[s]		15
		Payment of the balance		15
		Interim payment[s]		16
		Payment of the balance		16
		I.5.2.9 Retention money guarantee		19
EUROPEAN COMMISSION				20
JOINT RESEARCH CENTRE RICEVIMENTO MERCI				20
VIA E. FERMI 2709				20
I-21020 ISPRA (VA) ITALIA				20
	I.6.	Guaranties (Not applicable)		20
	I.7.	Bank account		20
	I.8.	Communication details		20
	I.9.	Data controller		21
	I.10.	Exploitation of the results of the contract.		22
		Detailed list of modes of exploitation of the results		22
		Licence or transfer of pre-existing rights		23
		Provision of list of pre-existing rights and documentary evidence (not applicable)		23
	I.11.	Suspension or termination by the contracting authority		24
	I.11.2	In addition to the termination cases listed in Art. II.18.1 of the General Conditions, the contract shall be terminated in the event of withdrawal of the Contracting Authority’s license by the national Authorities		24

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	I.12.	Applicable law and settlement of disputes		24
	I.13.	Other special conditions		24
	I.13.2.4	Agreement on transfer of responsibilities		25
	I.13.11.3‒	DUVRI (Risks evaluation document) ‒ Annex X		31
II.	GENERAL CONDITIONS FOR THE FRAMEWORK CONTRACT FOR SERVICES			32
	II.1	Definitions		32
	II.2.	Roles and responsibilities in the event of a joint tender		34
	II.3.	Severability		34
	II.4.	Provision of services		34
	II.5.	Communication between the parties		36
		II.5.1.	Form and means of communication	36
		II.5.2.	Date of communications by mail and email	36
		II.5.3.	Submission of e-documents via e-PRIOR	37
		II.5.4.	Validity and date of e-documents	37
		II.5.5.	Authorised persons in e-PRIOR	38
	II.6.	Liability		38
	II.7.	Conflict of interest and professional conflicting interests		39
	II.8.	Confidentiality		39
	II.9.	Processing of personal data		40
	II.10.	Subcontracting		43
	II.11.	Amendments		43
	II.12.	Assignment		43
	II.13.	Intellectual property rights		43
		II.13.1.	Ownership of the rights in the results	43
		II.13.2.	Licensing rights on pre-existing materials	44
		II.13.3.	Exclusive rights	44
		II.13.4.	Identification of pre-existing rights	46
		II.13.5.	Evidence of granting of pre-existing rights	46
		II.13.6.	Quotation of works in the result.	47
		II.13.7.	Moral rights of creators	47
		II.13.8.	Image rights and sound recordings	48
		II.13.9.	Copyright notice for pre-existing rights	48
		II.13.10.	Visibility of Union funding and disclaimer	48
	II.14.	Force majeure		48
	II.15.	Liquidated damages		48
		II.15.1.	Delay in delivery	48
		II.15.2.	Procedure	49
		II.15.3.	Nature of liquidated damages	49
		II.15.4	Claims and liability	49
	II.16.	Reduction in price		49

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		II.16.1.	Quality standards	49
		II.16.2.	Procedure	50
		II.16.3.	Claims and liability	50
	II.17.	Suspension of the implementation of the FWC		50
		II.17.1.	Suspension by the contractor	50
		II.17.2.	Suspension by the contracting authority	50
	II.18.	Termination of the FWC		51
		II.18.1.	Grounds for termination by the contracting authority	51
		II.18.2.	Grounds for termination by the contractor	52
		II.18.3.	Procedure for termination	52
		II.18.4.	Effects of termination	53
	II.19.	Invoices, value added tax and e-invoicing		53
		II.19.1.	Invoices and value added tax	53
		II.19.2.	E-invoicing	54
	II.20.	Price revision		54
	II.21.	Payments and guarantees		55
		II.21. l.	Date of payment	55
		II.21.2.	Currency	55
		II.21.3.	Conversion	55
		II.21.4.	Costs of transfer	55
		II.21.5.	Pre-financing, performance and money retention guarantees	55
		II.21.6.	Interim payments and payment of the balance	56
		II.21.7.	Suspension of the time allowed for payment	56
		II.21.8	Interest on late payment	57
	II.22.	Reimbursements		57
	II.23.	Recovery		58
		II.23.2.	Recovery procedure	58
		II.23.3.	Interest on late payment	59
		II.23.4.	Recovery rules in the case of joint tender	59
	II.24.	Checks and audits		59
III.	CLAUSES SUBJECT TO SPECIFIC APPROVAL.			61

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I. Special Conditions

I.1.	Order of priority of provisions

The present mixed Direct and Framework Contract provides for services to be performed as Direct Contract, under Stage 1 and services to be performed as Specific Contract under Stage 2 (framework contract).

A)	As regards the services to be performed under direct contract, if there is any conflict between different provisions in this contract, the following rules must be applied:

(a)	The provisions set out in the special conditions take precedence over those in the other parts of the contract.
(b)	The provisions set out in the general conditions take precedence over those in the other annexes.
(c)	The provisions set out in the Technical Specifications (Annex I) take precedence over those in the tender (Annex II).
(d)	The provisions set out in specific contract (Annex III) take precedence over those in the other annexes.

B)	As regard the services to be performed under the Framework Contract (FWC) part, this contract sets out:

1.	the procedure by which the Contracting Authority may order services from the contractor;
2.	the provisions that apply to any specific contract, which the Contracting Authority and the contractor may conclude under this FWC; and
3.	the obligations of the parties during and after the duration of this FWC.

I.2.	Subject matter

I.2.1	The subject matter of this mixed direct and framework contract for services (hereafter:“the Contract”) is the “Treatment of the bituminized drums and other burnable radioactive waste of JRC Ispra” (hereinafter referred to as “the Services”).

I.2.2	The Contractor shall execute the tasks assigned to it in accordance with the Technical Specifications annexed to the contract (Annex I).

I.3.	Entry into force and duration of the Contract

I.3.1	The Contract enters into force on the date on which the last party signs it. The Contract Signature Date is the date on which the Contract is signed by the last party.

I.3.2	The implementation of the Contract cannot start before its entry into force.

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I.3.3	The Contract is concluded for a period of 12 (twelve) years with effect from the date of release of Stage 1.

The duration of the execution of the tasks as described in Annex I, is expected to be 12 (twelve) years as of release of Stage 1 and 10 (ten) years from the date of the release of Stage 2.

The contractor undertakes to accept requests for extension in contract duration by the Contracting Authority should the quantity or type of material to treat be higher than estimated and/or require a longer contractual duration for treatment.

Unless otherwise specified, all periods specified in the contract are calculated in calendar days.

I.3.4	The parties must sign any Specific Contract before this FWC expires.

The FWC continues to apply to such Specific Contracts after its expiry. The services relating to such specific contracts must be performed no later than 24 months after the expiry of this FWC.

I.3.5	The implementation of the contract is into 2 Stages:

a)	Stage 1: Implementation as a mixed Service Contract

Stage l includes Service Package 1: Engineering and Licensing as described in §5.5 of Annex I to the contract including the optional service for “Support to clarification for licensing during Stage 1” as specified under art I.3.11.4

b)	Stage 2: Implementation as a single Framework Service Contract by means of “Specific Contracts” (Annex III).

I.3.6	The execution of the contract shall start on the date on which each Stage is released by the Contracting Authority according to the provisions of art. I.3.11. and I.3.12.

I.3.7	Under no circumstances may execution commence before the date on which the contract enters into force.

I.3.8	The Contractor is obliged to execute those tasks that may not be expressly described or mentioned in the Technical Specifications but that are nevertheless considered as necessary or obviously instrumental to the proper execution of the contract, in conformity with the technical specifications (Technical Specifications) in Annex I. This means that each item, without exceptions, will be deemed to be included in the quoted price, regardless of whatever omission or imprecision in the descriptions and/or project description contained in Annex I.

I.3.9	The quoted prices will comprise and remunerate all the works, materials, installation, instruments, tools, consumables, the manpower and any other elements and resources necessary for the comprehensive execution of the treatment requested by the prescriptions of the Technical Specifications (Annex I) and the Contract, covering as well any expense generated by full compliance with the legislation in force.

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I.3.10	The quoted prices of the economic offer shall include the costs of compliance with all the obligations and duties of the Contractor under the applicable legislation.

I.3.11	Stage 1

I.3.11.1	Execution of the tasks included in Stage 1 will start as from release of Stage 1 by the Contracting Authority and will be completed within 2 (two) years.

The release shall take place in written form (letter or email) and will be addressed to the contact point under art. I.8.

In the event that the completion of Stage 1 has not occurred due to the lack of decision on the approval of the “Piano Operativo” by the competent Italian Authority (ref. 5.5.2.1.f) and 5.5.6.1), the completion period of 2 years shall be mutually considered as automatically extended for additional 2 (two) years, at the same conditions.

The Contractor shall have no right to claim any damage, including any loss of anticipated profits for uncompleted work, in case of an automatic extension of the Contract as per the preceding paragraph.

I.3.11.2	Early termination clause

If within 24 (twenty-four) months from the Contract Signature Date the Contracting Authority has not released Stage 1, the Contract shall be considered as terminated, unless the contracting parties mutually and in writing decide otherwise before the expiration of the aforesaid 24 months period.

The Contractor shall have no right to claim any damage, including any loss of anticipated profits for uncompleted work, in case of an extension of the Contract as per the preceding paragraph.

I.3.11.3	For the purposes of this contract, it will be considered that the completion of Stage 1 is reached when the Contracting Authority will sign all the “acceptance forms” related to the deliverables for Stage 1 as described under point 4.4 of the Technical Specifications.

I.3.11.4	Support to clarification for licensing during Stage 1 (optional).

Should the Contracting Authority need assistance to reply to Italian Competent Authorities on requests related to deliverables issued by the Contractor during Stage 1, the Contracting Authority may issue a dedicated Specific Contract, as described under point 5.5.2. l.i of the Technical Specifications, Annex I to the contract.

The Specific Contract will be issued according to the procedures specified in art.I.3.14 and paid according to art I.5.1.6.

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I.3.12	Stage 2

I.3.12.1	Execution of all the specific Contracts issued during Stage 2 will be completed within 10 (ten) years, according to the provisions of Art I.3.3, as from release of Stage 2.

The release shall take place in written form (letter or email) and will be addressed to the contact point under art. I.8.

I.3.12.2	The execution of each specific contract shall be completed within the maximum duration provided for by any legislation applicable to the subject matter of the specific contract.

In addition, the execution of each specific contract shall comply with the provision of Art. I.3.12.4

I.3.12.3	The Contracting Authority has 9 (nine) months from the formal Acceptance of Stage 1, to authorize or not the release of Stage 2. Should the Contracting Authority not release Stage 2 by the end of this period, the Contractor is entitled to ask the Contracting Authority to take a formal decision.

I.3.12.4	Any specific contract must be signed by the Parties before Stage 2 expires. Specific contracts are regulated by art I.3.4 of the contract.

I.3.12.5	For the purposes of this contract, the completion of each Specific contract issued during Stage 2 is reached when the Contracting Authority will sign the “Acceptance Form” (Annex IV) for each specific contract.

The signature of the acceptance form is subject to the positive verification of the conditions provided in each specific contract.

I.3.13	Implementation of the contract as single Framework contract

The Contracting Authority orders services by sending the contractor a request to sign a Specific Contract by e-mail.

Within 15 working days, the contractor must either:
- send back to the Contracting Authority the specific contract duly signed and dated[scanned copy by e-mail or equivalent]; or
- send an explanation of why it cannot accept the order.

If the contractor repeatedly refuses to sign the specific contracts or repeatedly fails to send them back on time, the contractor may be considered in breach of its obligations under this contract as set out in Article II.18.1 I.

I.3.14	Ordering processes

I.3.14.1	Stage 2 of the contract shall be implemented as per point 4 of the Technical Specifications, Annex I to the FWC, taking into account any applicable legislative obligations.

I.3.14.2	The provision of services and/or supplies subject of the present contract shall follow two categories as per point 4 (“Contract implementation arrangements”) of Annex I to the contract (Technical Specifications):

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a)	Fixed Price: Unit prices or Lump sum
b)	Time & Means

and as detailed in the Specific contract models in Annex III to the contract.

I.3.15	Implementation through Specific Contracts (Annex III)

I.3.15.1	The Specific Contracts under which services and/or supplies may be provided, shall specify the implementation category, as described in Article I.3.14.2, for each item within the scope of work.

I.3.15.2	a) The Contracting Authority may directly submit to the Contractor a Specific Contract by applying the price list (Annex II to the contract).

The timing of execution will be agreed informally between the parties, before the formal submission of the Specific Contract to the Contractor. Within 10 working days of a specific contract being sent by the Contracting Authority to the contractor, the contractor shall return it back duly signed and dated.

OR

I.3.15.2	b) Instead of submitting a specific contract directly to the contractor, the Contracting Authority may decide to make a prior request for services. If not otherwise specified, within 10 working days of a request for services being sent by the Contracting Authority to the Contractor, the Contractor shall submit a technical and financial proposal duly signed and dated.

Upon the Contracting Authority’s acceptance of the contractor’s proposal as per Article I.3.15.2b), a Specific Contract will be sent to the contractor. The Contractor shall return the Specific Contract to the Contracting Authority, duly signed and dated, within 10 (ten) working days.

I.3.15.3	The Specific Contract shall specify the period allowed for the execution of the tasks, taking into account any mandatory deadlines prescribed by applicable legislation.

I.4.	Price

Maximum price of the contract

I.4.1	The overall maximum total amount to be paid by the Contracting Authority under the contract shall be EUR 50,000,000.00 (fifty million) covering all tasks executed. However, this does not bind the Contracting Authority to purchase for the maximum amount.

a)	The maximum total amount of STAGE 1 to be paid by the Contracting Authority under the contract shall be EUR [***] covering the execution of the tasks referred to in Stage 1.

The maximum amount includes:

1)	the amount of Service Package 1- Engineering and License, item A1.0.1 “Support to licensing-lump sum’’, EUR: [***]

and

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2)	an estimated maximum amount for the Service Package 1- Engineering and License optional item B.1.0.1 “Licensing assistance to the contracting authority” (ref. art I.3.11.4 and art I.5.1.6) of EUR [***]

b)	The maximum total amount of STAGE 2 to be paid by the Contracting Authority under the contract shall be EUR [***] covering the execution of all the Specific Contracts issued during Stage 2.

The Contracting Authority will pay only for the services, supplies, works referred to in the Specific Contracts and accepted by means of the Acceptance Form.

I.4.2	The unit prices for the Services, are defined in Table 2 ‒Price list reference of the Annex II to the contract covering all tasks executed.

I.4.3	Price revision (in derogation to Article II.20 of the General Conditions)

I.4.3.1	Price revision will be formalised through an amendment to the contract. Price revisions are determined according to articles I.4.3.4 and II.20.

I.4.3.2	The price relating to the Stage 1, as expressed in art I.4.1.a), may be revised at the release of Stage 1 if, on that date, the validity period of the initial offer of the Contractor has expired.

The mentioned price revision must be explicitly requested by the Contractor not later than 30 (thirty) days from the release of Stage 1.

The prices resulting from that price revision will remain fixed and not subject to further revision during the whole duration of the Stage 1.

I.4.3.3	The price relating to Stage 2 may be revised at the release of Stage 2. The mentioned price revision must be explicitly requested by the Contractor not later than 30 (thirty) days after the release of Stage.

At the beginning of the second and every following year of Stage 2 of the contract, each price may be revised upwards or downwards at the request of one of the parties according to the provision of art II.20.

The new prices will be in force after the signature of the related amendment to the contract by all parties.

The Contracting Authority shall release the Specific Contracts on the basis of the prices in force on the date on which the Specific Contract is signed by both parties. Such prices shall not be subject to revision.

I.4.3.4.	Price revision index

Price revision is determined by the formula set out in Article II.20 and using the trend in the harmonised indices of consumer prices (HICP) [Euro Area published at http://ec.europa.eu/eurostat/web/hicp/data/database under HICP (2015 = 100) - monthly data (index) (pre_hicp_midx).

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I.4.4	Reimbursement of expenses

Reimbursement of expenses is not applicable to this contract.

I.4.5	New prices for similar services and/or similar goods

I.4.5.1	Should the execution of services or the supply of goods of similar nature to those in the price list become necessary within the scope of the Contract, for which it is not possible to determine the price by applying the price list in the Annex II to the Contract, the Contractor shall submit its new prices to the Contracting Authority for prior approval.

I.4.5.2	The Contracting Authority will evaluate the submitted prices, taking into account the market prices and professional tariffs for similar services or similar goods.

If, after this assessment, the Contracting Authority considers the offered prices as acceptable, the Contracting Authority will issue a Specific Contract either including only such new prices, or including the new prices among the items deriving from the price list (Annex II to the contract).

I.4.5.3	The acceptance of the new prices shall be considered valid “una tantum”, as the new prices will not become part of Annex II.

I.4.6	Gratuitous Loans (Annex III)

I.4.6.1	In case the Contracting Authority lends equipment to the Contractor, the parties shall sign a gratuitous loan agreement (Annex III), if mandatory as per health & safety regulations.

I.5	Payment arrangements

I.5.1	Payment of Stage 1

I.5.1.1	Pre-financing

Pre-financing is not applicable to Stage 1.

I.5.1.2	Interim payment for Stage 1

After the approval of the technical content for Piano Operativo by the Contracting Authority, certified through the signature of the “acceptance form” (Annex IV of the contract), the Contractor shall submit an invoice for interim payment of EUR [***] equal to [***] of the amount under I.4.1.a)l).

The Contractor (or leader in the case of a joint tender) must send an invoice [in paper format, or electronic format, or via e-PRIOR].

The invoice for interim payment shall be accompanied by the acceptance form already signed by the Contracting Authority

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The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections or a new document if required by the Contracting Authority.

I.5.1.3	Interim payment for Stage 1

After the issue of an import/export license for the treatment of JRC Ispra Waste, certified through the signature of the “acceptance form” (Annex IV of the contract) by the Contracting Authority, the Contractor shall submit an invoice for interim payment of EUR [***] equal to [***] of the amount under I.4.1.a)l).

The Contractor (or leader in the case of a joint tender) must send an invoice in paper format, or electronic format, or via e-PRIOR.

The invoice for interim payment shall be accompanied by the Acceptance Form already signed by the Contracting Authority

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections or a new document if required by the Contracting Authority.

I.5.1.4	Interim Payment for stage 1

Following the approval of the licensing documentation related to the approval of adaptation/modification/improvement of the Contractor’s facilities by the Contractor’s Competent Authorities, certified through the signature of the “Acceptance Form” (Annex IV of the contract) by the Contracting Authority, the Contractor shall submit an invoice for interim payment of EUR [***] equal to [***] of the amount referred to in Article I.4.1.a)l).

The Contractor (or leader in the case of a joint tender) must send an invoice in paper format, or electronic format or via e-PRIOR.

The invoice shall be accompanied by the Acceptance Form.

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

I.5.1.5	Payment of the balance for Stage 1

Following the approval of the “Piano Operativo” by the Safety Authority certified through the signature of the “acceptance form” (Annex IV of the contract) by the Contracting Authority, the Contractor shall submit an invoice for payment of the balance of EUR [***].

The Contractor (or leader in the case of a joint tender) must send an invoice in paper format or electronic format or via e-PRIOR.

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The invoice shall be accompanied by the Acceptance Form. The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

I.5.1.6	Payment of optional specific contract related to “Support to clarification for licensing “during Stage 1

Following the approval of the “Piano Operativo” by the Safety Authority certified through the signature of the “acceptance form” (Annex IV of the contract) by the Contracting Authority the Contractor shall submit an invoice for payment of the balance of the amount of the related Specific Contract.

The Contractor (or leader in the case of a joint tender) must send an invoice in paper format or electronic format or via e-PRIOR.

The invoice shall be accompanied by the Acceptance Form and by the corresponding timesheets countersigned by the Contracting Authority.

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

I.5.2	Stage 2

The Contractor (or leader in the case of a joint tender) may claim payments for the services already executed and accepted by the Contracting Authority, for each specific contract, according to the provisions of the Technical Specifications and in accordance with Article II.21.6.

Payments are different depending on the implementation type.

For fixed price services:

a. Lump sum services. The invoice may cover one or more service and it has to be accompanied by acceptance forms certifying the acceptance of the invoiced services. The invoiced amount is pre-defined by the value of the lump sum services.

b. Unit price services. The amount of the invoice is not predefined but depend on the units of service provided, multiplied by the unit prices. For practical reason there are minimum billable quantities, minimum units of services that can be included in an invoice and in a corresponding acceptance forms. Minimum billable quantities are different for each service package and are reported in the description of the different service packages.

For time and means services:

c. Deliverables have been accepted, certified by the signature of one/more acceptance form/s and corresponding timesheet/s countersigned by JRC.

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I.5.2.1	Pre-financing

Pre-financing is not applicable to Stage 2.

I.5.2.2	Payment of the balance for specific contracts related to “fixed costs items ‒ lump sum services”

Following the execution of the “fixed costs items referred to in the price list” certified through the signature of the “acceptance form” (Annex IV of the contract) by the Contracting Authority, the Contractor shall submit an invoice for payment of the balance.

The Contractor (or leader in the case of a joint tender) must send an invoice in paper format, or electronic format or via e-PRIOR.

The invoice shall be accompanied by the acceptance form. The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

I.5.2.3	Payments of other Specific Contracts related to “fixed costs items ‒ Unit Prices services

Interim payment[s]

Following the execution of the minimum billable quantity of the “fixed costs items - Unit prices services referred to in the price list”, certified through the signature of the “acceptance form” (Annex IV of the contract) by the Contracting Authority, the Contractor shall submit an invoice for interim payment.

The Contractor (or leader in the case of a joint tender) must send an invoice in paper format or electronic format or via e-PRIOR for the interim payment as provided for in the tender specifications. The invoice shall be accompanied by the acceptance form.

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

The Contracting Authority may suspend the time limit for payment in accordance with Article II.21.7. Once the suspension is lifted, the Contracting Authority shall give its approval and pay within the remainder of the time-limit, unless it rejects partially or fully the submitted documents or deliverables.

Payment of the balance

Following the execution of the last quantity (even less than the minimum billable) of the ” fixed costs items - Unit prices services referred to in the price list”, certified through the signature of the “acceptance form” (Annex IV of the contract) by the Contracting Authority, the Contractor shall submit an invoice for the payment of the balance.

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The Contractor (or leader in the case of a joint tender) must send an invoice in paper format or in electronic format or via e-PRIOR for the interim payment as provided for in the tender specifications. The invoice shall be accompanied by the acceptance form.

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

The Contracting Authority may suspend the time limit for payment in accordance with Article II.21.7. Once the suspension is lifted, the Contracting Authority shall give its approval and pay within the remainder of the time-limit, unless it rejects partially or fully the submitted documents or deliverables.

I.5.2.4	Payments of other Specific Contracts related to ” time & means” services.

Interim payment[s)

Following the execution of the “time & means services” referred to in the price list, certified through the signature of the “acceptance form” (Annex IV of the contract) by the Contracting Authority, the Contractor shall submit an invoice for monthly interim payment.

The Contractor (or leader in the case of a joint tender) must send an invoice in paper format or electronic format or via e-PRIOR for the monthly interim payment as provided for in the tender specifications. The invoice shall be accompanied by the acceptance form and by the corresponding timesheet countersigned by the Contracting Authority.

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

The Contracting Authority may suspend the time limit for payment in accordance with Article II.21.7. Once the suspension is lifted, the Contracting Authority shall give its approval and pay within the remainder of the time-limit, unless it rejects partially or fully the submitted documents or deliverables.

Payment of the balance

Following the execution of the “time & means services” referred to in the price list, certified through the signature of the “acceptance form” (Annex IV of the contract) by the Contracting Authority, the Contractor shall submit an invoice for the payment of the balance.

The Contractor (or leader in the case of a joint tender) must send an invoice in paper format or in electronic format or via e-PRIOR for the monthly interim payment as provided for in the tender specifications. The invoice shall be accompanied by the acceptance form and by the corresponding timesheet countersigned by the Contracting Authority.

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The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

The Contracting Authority may suspend the time limit for payment in accordance with Article II.21.7. Once the suspension is lifted, the Contracting Authority shall give its approval and pay within the remainder of the time-limit, unless it rejects partially or fully the submitted documents or deliverables.

I.5.2.5	Reimbursement of contractor’s costs in case of “pre-shipment characterization idle periods” as referred to point 5.6.6 of the Technical Specifications

In case of pre-shipment characterization idle periods, as described in point 5.6.6 of the technical specification, after the conclusion of the idle period the Contractor is entitled to submit an invoice for the payment of the balance.

The Contractor must send an invoice in paper format or electronic format or via e-PRIOR for the payment of the balance. The invoice shall be accompanied by the acceptance form and by the communication certifying the conclusion of the idle period.

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

The Contracting Authority may suspend the time limit for payment in accordance with Article II.21.7. Once the suspension is lifted, the Contracting Authority shall give its approval and pay within the remainder of the time-limit, unless it rejects partially or fully the submitted documents or deliverables.

I.5.2.6	Recovery or reimbursement deriving from the application of art. I.13.1.b)

The Contracting Authority will send an official communication to the Contractor in case the measurement of the actual final waste package volume, counted by the number of intermediate containers produced and returned to JRC, will be different from the expected volume following the application of the formula under art I.13.1.b.

The result will be positive in case the volume will be lower than the expected one; on the contrary the result will be negative in case the volume will be higher than the expected one.

The contractor will have 30 days to send observations/comments to the Contracting Authority or to approve the submitted result.

I.5.2.6.a)	In case of a negative result deriving from a higher volume (outside the franchise included in the formula of art.I.13.1.b) than the expected volume, the Contracting Authority will have the right to submit a recovery order to recuperate the amount due.

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The recovery order will be issued after 30 days from the date of the communication of the result of the measurement, if no objection has been raised by the contractor within the 30 days.

I.5.2.6.b)	In case of a positive result deriving from a lower volume than the expected volume (outside the franchise included in the formula of art. I.13.1.b), the Contractor will have the right to submit an invoice for the amount corresponding to the positive result. The contractor will issue the invoice after 30 days of the receipt of the communication on the result of the measurement by the Contracting Authority.

The Contractor must send an invoice [in paper format, electronic format, or via e-PRIOR] for the payment of the positive result. The invoice must make clear reference to the communication exchange.

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

The Contracting Authority may suspend the time limit for payment in accordance with Article II.21.7. Once the suspension is lifted, the Contracting Authority shall give its approval and pay within the remainder of the time-limit, unless it rejects partially or fully the submitted documents or deliverables.

1.5.2.1	Reimbursement of contractor’s costs in case of Pre-shipment characterization difformities - Reconciliation mechanism. Art I.13.8

In case the technical arbitrator’s assessment confirms the pre-treatment characterization by the contractor the JRC shall reimburse to the Contractor the costs of the technical arbitration

The Contractor must send an invoice [in paper format, electronic format, or via e- PRIOR] for the reimbursement of the costs of the arbitrator, where costs of the arbitrator corresponds to the amount of the invoice submitted by the arbitrator to the contractor.

The invoice must be accompanied by the copy of the invoice submitted by the arbitrator to the contractor and shall make clear reference to the specific contract submitted for such specific event (Annex III).

The Contracting Authority shall make the payment within 30 (thirty) days from receipt of the invoice. The Contractor shall have 10 (ten) days in which to submit additional information or corrections, or other documents if it is required by the Contracting Authority.

The Contracting Authority may suspend the time limit for payment in accordance with Article II.21.7. Once the suspension is lifted, the Contracting Authority shall give its approval and pay within the remainder of the time-limit, unless it rejects partially or fully the submitted documents or deliverables.

I.5.2.8	Performance guarantee

Performance guarantee is not applicable to this contract.

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I.5.2.9	Retention money guarantee

Retention money guarantee is not applicable to this contract

I.5.3	Reimbursement of the costs incurred by the Contracting Authority

I.5.3.l	According to art I.13.7.2 the Contracting Authority will communicate the Contractor the decision to:

●	accept the damaged container and its contents
●	deal directly with it
●	the amount of the extra costs to refund

The Contractor shall reimburse to the Contracting Authority the amount according to the modalities provided for in article I.5.3.3.

I.5.3.2	According to art I.13.7.3 a) the Contracting Authority will communicate the Contractor the decision to:

●	accept the non-conform waste
●	deal directly with it
●	the amount of the extra costs to refund

I.5.3.3	Following the communication of its decision (I.5.3. l or I.5.3.2), the contracting authority will issue a Recovery order to recuperate the amount due.

I.5.4	VAT provisions

Where VAT is due in Belgium, the provisions of the contract constitute a request for VAT exemption No 450, Article 42, paragraph 3.3 of the VAT code (circular 2/1978), provided the contractor includes the following statement in the invoice(s): “Exonération de la TVA, Article 42, paragraphe 3.3 du code de la TVA (circulaire 2/1978)” or an equivalent statement in the Dutch or German language.

Where VAT is due in Luxembourg, the Contractor shall include the following statement in the invoices: “Commande destinée à l’usage officiel de l’Union européenne. Exonération de la TVA Article 43 § l k 2ième tiret de la loi modifiée du 12.02.79.” In case of intra-Community purchases, the statement to be included in the invoices is: “For the official use of the European Union. VAT Exemption I European Union/ Article 151 of Council Directive 2006/112/EC.”

Contractors must attentively read Article II.19. l of the present contract.

a) For Contractors established in Italy the corresponding invoices must be sent, without V.A.T., with the following sentence:

“Per la prestazione di servizi, operazione non imponibile ai sensi dell’articolo 72, comma 3, paragrafo 3), del D.P.R. n. 633 del 26/10/1972, come modificato da ultimo dal D.L. n. 323 del 20/6/1996 convertito in Legge n. 425 dell’8/8/l 996. Per la consegna di fomiture, operazione non imponibile ai sensi della Legge l Agosto 1960 n. 906, in particolare l’Allegato F, Articoli 5, 6 e 7 (G.U. n. 212 del 31.08.60) come confermato dall’Articolo 72, comma 1) del DPR n. 633 del 26.10.72”.

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[***] INDICATED CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

b) For Contractors established in another member state in which the fiscal legislation allows direct V.A.T. exemption, the corresponding invoices must be sent, without V.A.T., with the following sentence:

“V.A.T. exemption I International body / Article 151 of Council Directive 2006/112/EC”

c) For Contractors established in another Member State in which the fiscal legislation does not allow direct V.A.T. exemption, the Contractor has to send the corresponding invoices with V.A.T. At the request of the Contracting Authority, the Contractor shall make available to it all the supporting documents which the Contracting Authority might need, in order to apply to the tax authorities for the reimbursement, pursuant to Articles 3 and 4 of the Protocol on the Privileges and Immunities of the European Communities, of any duties and taxes paid in the course of the performance of this contract

I.5.5	Invoices for payment must be sent to the following address:

European Commission

Joint Research Centre

Ricevimento Merci

Via E. Fermi 2709

I-21020 Ispra (VA) Italia

JRC-ISPRA-RICEVIMENTO-MERCI@ec.europa.eu

I.6	Guaranties (Not applicable)

I.7	Bank account

Payments must be made to the contractor’s (or leader’s in the case of a joint tender) bank account denominated in EURO , identified as follows:

Name of bank: PNC BANK

Full address of branch: Two tower center bvld ‒ 08816 East Brunswich, NJ -USA

Exact denomination of account holder: Perma-fix environmental services inc

Full account number including bank codes: [***]

SWIFT code: [***]

BRANCH code: [***]

I.8	Communication details

For the purpose of this contract, communications must be sent to the following addresses:

Contracting authority:

European Commission

Joint Research Centre, Ispra Site

Via Enrico Fermi 2749

21027 Ispra (VA) Italy

For financial and administrative questians:

Directorate R Support Services

Unit R8 Budget Execution

E-mail: jrc-ispra-dir-j-contract-mgt@ec.europa.eu

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[***] INDICATED CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

For technical questions:

Directorate J Nuclear Decommissioning and Waste Management (Ispra)

To the attention of Flavio ZANOVELLO and Hervé BOISSEAU

E-mail: Flavio.Zanovello@ec.europa.eu ; Herve.Boisseau@europa.eu

Contractor (or leader in the case of a joint tender):

[***]

[***]

Perma-fix environmental services inc

1093 Commerce Park Drive- suite 300 Oak Ridge ‒ Tennessee-37830 -USA

E-mail: [***]

By derogation from this Article, different contact details for the contracting authority or the contractor may be provided in the specific contracts or order forms.

I.9	Data controller

I.9.1	Processing of personal data by the Contracting Authority

For the purpose of Article II.9.1,

(a)	the data controller is the director of the Directorate J;
(b)	the data protection notice is available at https://ec.europa.eu/info/data-protection-public-procurement-procedures_en.

I.9.2	Processing of personal data by the contractor

For the purpose of Article II.9.2,

(a)	the subject matter and purpose of the processing of personal data by the Contractor are invoicing and contract management;

(b)	The localisation of and access to the personal data processed by the Contractor shall comply with the following:

i.	the personal data shall only be processed within the territory of [the European Union and the European Economic Area][... ] and will not leave that territory;
ii.	the data shall only be held in data centres located with the territory of [the European Union and the European Economic Area][... ];
iii.	[no access shall be given to such data outside of [the European Union and the European Economic Area][ ... ]] [access to data may be given on a need to know basis only to authorised persons established in a country which has been recognised by the European Commission as providing adequate protection to personal data];
iv.	the contractor may not change the location of data processing without the prior written authorisation of the Contracting Authority;

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v.	any transfer of personal data under the contract to third countries or international organisations shall fully comply with the requirements laid down in Chapter V of Regulation (EU) 2018/1725[1].]

I.10	Exploitation of the results of the contract

Detailed list of modes of exploitation of the results

In accordance with Article II.13.1 whereby the Union acquires ownership of the results as defined in this contract, including the tender specifications, these results may be used for any of the following modes of exploitation:

(a)	use for its own purposes:

●	making available to the staff of the Contracting Authority;

●	making available to the persons and entities working for the Contracting Authority or cooperating with it, including contractors, subcontractors whether legal or natural persons, Union institutions, agencies and bodies, Member States’ institutions;

●	installing, uploading, processing;

●	arranging, compiling, combining, retrieving;

●	copying, reproducing in whole or in part and in unlimited number of copies.]

(b)	distribution to the public in hard copies, in electronic or digital format, on the internet not applicable)

(c)	communication through press information services;( not applicable)

(d)	inclusion in widely accessible databases or indexes, such as via ‘open access’ or ‘open data’ portals, or similar repositories, whether freely accessible or accessible only upon subscription; (not applicable)

(e)	modifications by the Contracting Authority or by a third party in the name of the Contracting Authority, including:

●	shortening;

●	summarising;

●	modifying the content, the dimensions;

●	making technical changes to the content (necessary correction of technical errors), adding new parts or functionalities, changing functionalities, providing third parties with additional information concerning the result (e.g. source code) with a view to making modifications;

[1]	Regulation (EU) 2018/1725 of 23 October 2018 on the protection of natural persons with regard to the processing of personal data by the Union institutions, bodies, offices and agencies and on the free movement of such data, and repealing Regulation (EC) No 45/2001 and Decision No 1247/2002/EC, OJ L 295/39, 21.11.2018, https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=CELEX:32018R1725&from=EN

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●	addition of new elements, paragraphs, titles, leads, bolds, legend, table of content, summary, graphics, subtitles, sound;

●	addition of metadata, for text and data-mining purposes; addition of right management information; addition of technological protection measures;

●	preparation in audio form, preparation as a presentation, animation, pictograms story, slide-show, public presentation;

●	extracting a part or dividing into parts;

●	translating, inserting subtitles, dubbing in different language versions:

English, French, German; all official languages of EU; languages used within EU; languages of candidate countries; [list or name other languages].

(t) rights to authorise, license, or sub-license in case of licensed pre-existing rights, the modes of exploitation set out in any of the points (a) to (e) to third parties.

(g) other adaptations which the parties may later agree; in such case, the following rules apply: the Contracting Authority must consult the contractor. If necessary, the contractor must in turn seek the agreement of any creator or other right holder and must reply to the Contracting Authority within one month by providing its agreement, including any suggestions of modifications, free of charge. The Contractor may refuse the intended modification only if a creator can demonstrate that the intended modification may harm his/her honour or reputation, thereby violating his/her moral rights.

Licence or transfer of pre-existing rights

All pre-existing rights incorporated in the results, if any, are licensed to the Union as set out in Article II.13.2.

By derogation to Article II.13.2, the Union acquires fully and irrevocably all pre- existing rights incorporated in the results, if any [except for the following rights [insert exceptions].]

Provision of list of pre-existing rights and documentary evidence (not applicable)

The Contractor must provide the Contracting Authority with a list of pre-existing rights as set out in Article II.13.4 together with the invoice for payment of the balance at the latest.

In addition, the Contractor must provide the Contracting Authority with relevant and exhaustive evidence of the acquisition of all the necessary pre-existing rights together with a presentation of relevant result. To this effect, the Contractor must provide [a statement in accordance with Annex [insert reference]] [the relevant evidence listed in Article II.13.5 as appropriate or, failing that, third parties’ statements in accordance with Annex [insert reference].

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[***] INDICATED CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

I.11.	Suspension or termination by the contracting authority

I.11.1	In addition to the cases listed in Art. II.17.2 and Art. II.18.1 of the General Conditions, in the event of suspension of its license by the national Authorities, the Contracting Authority reserves the right to suspend or terminate the contract.

I.11.2	In addition to the termination cases listed in Art. II.18.1 of the General Conditions, the contract shall be terminated in the event of withdrawal of the Contracting Authority’s license by the national Authorities.

I.12.	Applicable law and settlement of disputes

I.12.1.	The contract is governed by Union and EURATOM law, complemented, where necessary, by the law of Italy.

I.12.2.	The EU General Court in Luxembourg shall have exclusive jurisdiction over any dispute regarding the interpretation, application or validity of the contract.

I.13.	Other special conditions

I.13.1	Price adjustments

I.13.1.a)	Reference final waste package volume

Proposed final waste package volume is calculated, for each Specific Contract, based on the Contractor’s offer (Annex II) and the quantities and types of waste subject to treatment (OBRW and/or BDs). This value will be taken as a reference for price adjustment.

Actual final waste package volume will be measured by counting the number of intermediate containers produced and by calculating FWP volume according to the filling scenario proposed by the Contractor and accepted by the Contracting Authority.

I.13.1.b)	Price adaptation formula for FWP volume different than expected

Without prejudice to article II.16, for each Specific Contract the contract price will be adapted for final waste package volume variations according to the following formula:

Where Pri is the total amount due for specific contract i, FWPvai is the actual final waste package volume produced during specific contract i expressed in cubic meters, FWPvri is the reference final waste package volume for specific contract i expressed in cubic meters and K is a constant whose value is [***]. K value will be revised according to the procedure set in article I.4.3 for price revision.

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I.13.2	JRC Take-back obligation clause

In accordance with licensing and other requirements, the JRC shall take back the treated drums, within the maximum time allowed by the relevant regulations and set in the relevant licensing and transport authorisations.

I.13.2.1	Taking over the returning waste

The formal taking over of the returning waste to the JRC with transfer of responsibility will take place in accordance with par 5.10.4.1 of Annex I.

I.13.2.2	Radioactivity non-compliance of returned waste

For each specific contract including treatment services the total radioactivity of returned waste shall be equal to or less than the amount shipped in the same specific contract; this holds for each single quantified (above MDA) nuclide in the pre- shipment characterisation phase (see §5.9 of Annex I) taking into account global measurement uncertainty. Check of this requirement will be finalised at the end of service package 6. In case the activity should exceed the prescribed value, the Contractor shall retain the waste bearing the excess radioactivity at his own facilities. In case non-conformity to this clause should be ascertained at JRC-Ispra premises, the radioactivity excess bearing waste will be shipped back to the Contractor at his own expenses.

I.13.2.3	Hand over of the drums

The formal hand-over of the drums to the Contractor for the transport to the Contractor’s facility with transfer of responsibility will take place according to point 5.7.4.5 of Annex I.

I.13.2.4	Agreement on transfer of responsibilities

For all drums to be transported after characterisation, the Contracting Authority will sign a separate agreement “Convenzione Scritta” with the carrier for the transfer of the third party liability to the transport company, on the basis of the information provided by the Contractor; in respect of possible nuclear incidents occurring in the course of the transport, including loss of drums; in accordance with the provisions of Article 4 d) of the Paris Convention on Third P arty Liability in the Field of Nuclear Energy dated 29th July 1960, as amended by the Additional Protocol of 28th January 1964 and by the Protocol of 16th November 1982 (the “Convention”), as transposed by applicable national legislation (Legge 31.12.1962, n°1860 as successively modified, in particular, Article 16 and 21 thereof).

I.13.3	Liability and Insurances

I.13.3.a)	To supplement Article II.6., the Contractor undertakes to hold the necessary licenses for the execution of the tasks as defined in article I.2.1 for the whole duration of the contract. The Contractor cannot circumvent this obligation by accelerating the programme without JRC permission.

I.13.3.b)	In addition to Art. 11.6. the Contractor shall be responsible for adding necessary licensing in its own country if modification of its facility, as described in Annex I, is deemed necessary for execution of the Services. In case of delay in obtaining this additional license, art. II.15 shall apply.

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I.13.3.c)	I In addition to Art. II.6, the Contractor shall be responsible for obtaining the necessary transport authorisation in due time. With the exception of the application of art II.14 on force majeure, in case of delay in obtaining the transport authorisation, art II.15 shall apply.

I.13.3.d)	The liability limit under Article II.6.3 (“maximum liability of the contractor for loss or damage caused to the contracting authority during or as a consequence of performance of the contract, including in the event of subcontracting”) shall be capped to EUR 1,5 Min, to be covered by a professional liability insurance.

A copy of the insurance shall be provided to the Contracting Authority within 30 calendar days from release of Stage 2.

I.13.3.e)	A copy of the renewal receipts of the insurance mentioned under the Contract shall be communicated to the Contracting authority within 15 days from its expiry date.

I.13.4	Indemnification of irreversible contamination

I.13.4.1	For all equipment/assets that are leased through third parties by the contractor, an insurance policy covering such material damages is required. Such policy shall cover the residual value of the asset in the event of irreversible contamination.

No additional cost will be borne by the Contracting Authority for the transfer of property.

I.13.4.2	For all equipment/assets of property of the Contractor an insurance policy covering the Contractor’s own material damages is required. Such policy shall cover the residual value of the asset in the event of irreversible contamination.

No additional cost will be borne by the Contracting Authority for the transfer of property.

I.13.5	Amendments

Notwithstanding Article II.11 of the General Conditions, the following applies:

I.13.5.a)	The Contracting Authority, following the recommendations and/or (denial of) authorisation from the Italian competent authorities regarding, in particular, the waste acceptance criteria or the “piano operativo”, or in case of modifications or additions that are considered and requested as necessary by the Contracting Authority, reserves the right to amend the contract, so as to modify the Services to make them compliant with the requirements of the authorities, or to integrate the modifications or additions requested by the Contracting Authority.

I.13.5.b)	The Contractor may not refuse to consent to the modifications or additions to the Contract requested by the Contracting Authority on the basis of the art I.13.5.a) above.

The provisions of Articles I.3.6 and I.3.7 wholly applies to the modification or addition, once the impact is agreed with the Contracting Authority on the basis of the art. I.13.5.c) below. The modifications will become effective following the signature of a dedicated amendment to the contract. The effects of such changes will impact also on the activities still to be performed of the ongoing Specific Contracts as defined under art. I.13.5.d).

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I.13.5.c)	To that end, the Contractor must send the Contracting Authority written notification as soon as possible if a modification or addition is likely to affect the amount mentioned in the Contract or its expiry deadlines. In this case, the contracting parties will consult in order to fix new prices and deadlines in accordance with following rules 1), 2) and 3):

1) The impact on the contractual amount (price) related to any modification or addition shall always be established, by the Contractor, as a balance between the additional costs of the modification or addition and the original costs of the initial Technical specifications (Annex I of the Contract) impacted by the modification or addition.

The same following rule b) shall apply and, if requested by the Contracting Authority, the Contractor shall demonstrate that it has been applied for estimating both the additional and the original costs.

2) The impact on the price, of the modification or addition (also referred as ‘New Price’), shall be established as follows:

I. Quantities: the quantities are estimated, consistently with the nature and the extent of the modification or addition; and submitted by the Contractor to the Contracting Authority for agreement;

II. Unit Prices:

i) As a general rule, they shall be based on the unit rates of the Table 2 Price List Reference of Annex II to the contract, in application at the date of the request of modification or addition.

ii) For the items not covered by the Table 2 Price list Reference, the pricing shall be agreed between the Contracting Authority and the Contractor, on the basis of a comprehensive analysis where:

● the costs of additional or modified treatment/undefined drums shall be based on the best offer, in term of “value for money”, proposed by the Contractor and accepted by the Contracting Authority;

a total and comprehensive overhead is, by default, included in the offer proposed by the Contractor;

● the pricing of Staff shall be done according to the Contractual rates multiplied by the Quantities;

in particular, the costs of all the support activities are already included as overheads in the Prices of Staff, and shall not be added into the pricing of the modification or addition.

3) The impact on the project duration, of the modification or addition, shall be commonly agreed by the contracting parties, based on an updated proposal of the project time schedule submitted by the Contractor to the Contracting Authority for its approval.

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I.13.5.d)	If the effect of a modification or addition or reduction as per art I.13.5.a) is to increase or decrease the value or the duration of the activities not yet executed of ongoing Specific Contract(s) the modification or addition or reduction shall become effective following an amendment to the specific contract signed by both parties.

Modifications, additions or reductions performed without signed amendments will be neither recognized nor reimbursed.

I.13.5.e)	In case of modifications or additions in the applicable legislation likely to have an impact on the execution of the services, the party affected by the change shall inform the other party without any delay. The parties shall analyse and present the solutions to continue to execute the services in line both with the new requirements of the applicable legislation and the existing obligations.

None of the parties may refuse to consent to the amendments to the Contract if the party proposing the amendment demonstrates its absolute necessity having regard to the existing constraints or obligations. The amendment will be negotiated and drafted in accordance with the procedures set out in art. I.13.5.c) and I.13.5.d).

I.13.6	Performance of the Contract

I.13.6.1	The following provision complements Article II.4 of the General Conditions:

Notwithstanding the rights of the Contracting Authority to terminate the Contract or its other rights under the Contract, where the Contractor fails to fulfil any of the requirements of the Contract (a Contractor Default) the Contractor shall remedy such Contractor Default to the reasonable satisfaction of the Contracting Authority, as follows:

a)	Within seven days of being notified of a Contractor’s Default by the Contracting Authority, the Contractor shall submit to the Contracting Authority for its approval a plan showing how the Contractor will remedy such default (the Recovery Plan). The Recovery Plan shall be such as to ensure that the Contractor remedies the default so that the requirements of the Contract are complied with and with no adverse effect on the performance of the Services or, where it is not possible to remedy the default with no adverse effect, then with the minimum effect on the performance of the Service. The Recovery Plan shall be in sufficient detail to demonstrate to the reasonable satisfaction of the Contracting Authority that it will remedy the Contractor Default as aforesaid.

b)	The Contractor shall implement the Recovery Plan immediately upon its approval by the Contracting Authority and shall remedy the Contractor Default within the timescale set therein.

c)	Where the Contractor fails to submit a Recovery Plan to the reasonable satisfaction of the Contracting Authority or fails to remedy the Contractor Default within the timescale set in the Recovery Plan, the Contracting Authority shall have the right to terminate the Contract in accordance with its terms.

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[***] INDICATED CERTAIN INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

d)	All costs arising from the preparation and implementation of the Recovery Plan shall be borne by the Contractor.

e)	Where a Contractor’s Default cannot be remediated or it cannot be remediated to the reasonable satisfaction of the Contracting Authority, the parties to the Contract shall meet to agree the steps to be taken and nothing in any such discussions shall limit either party’s rights or obligations under the Contract.

I.13.6.2	Whenever the contractor, will find himself in a period of inactivity during the pre- shipment characterization, as described under point 5.6.6 of the Technical Specifications, Annex I to the contract, following a formal acknowledgment of the Contracting Authority of the period(s) of inactivity, the contractor will be entitled to claim for compensation for the” idle period according to the provisions of art. I.5.2.5. The maximum amount reimbursable per calendar year is €[***], as per point 5.6.6.10 of Annex I.

I.13.7	Minimum Performance Requirements and Deliverables

I.13.7.1	In case of damage detection after receiving the transport back to JRC lspra:

According to the provisions of point 5.10.4.2 a) of the Technical Specifications, Annex I to the draft contract, the Contractor will bear all costs arising from the return of the damaged intermediate container to the contractor’s treatment facilities, including the repackaging of the waste and transport.

I.13.7.2	According to the provisions of point 5.10.4.2 b) of the Technical Specifications , Annex I to the draft contract, the Contracting Authority may accept the damaged container and its contents and deal with it himself and the Contractor shall pay the Contracting Authority.

I.13.7.3	In case the Contracting Authority declares not compliant the returned waste, the provisions of article I.3.8 apply, in relation to the non-compliant characteristics of the returned waste.

I.13.7.3.a)	In case of confirmation of non compliance, according to the provisions of point 5.10.4.3 a) of the Technical Specifications , Annex I to the draft contract the Contracting Authority may accept the non-conforming waste and deal with it himself and the Contractor shall pay the Contracting Authority’s reasonable extra costs incurred. The Contracting Authority will communicate the Contractor the decision to accept the non conforming waste and the amount of the extra costs to refund according to Art. I.5.3.3.

I.13.7.3.b)	In case of confirmation of the compliance with JRC Ispra waste acceptance criteria of the returned waste, the Contracting Authority shall accept the returned waste.

I.13.8	Characterization difformities-Reconciliation mechanism

In case, after a characterization steps performed by either the Contractor or the Contracting authority, characterization results obtained are different leading to the non-acceptance of waste items by either the Contracting Authority or the Contractor, the following mechanism shall be activated.

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If no reconciliation can be agreed between the technical responsible officers, nor at management level (for the Commission, the staff authorised to sign the contract, AOSD) in one month’s time, the following procedure shall apply:

a.	The Contractor shall propose to the Commission a technical arbitrator. This has to be a recognised laboratory, in possession of the ISO specification 17025.

b.	The Commission shall agree in writing to the chosen arbitrator within three week’s time, failing which, the arbitrator shall be deemed accepted by the Commission.

c.	The Parties shall conclude a specific contract for the purpose of conditional payment by the Commission following the reconciliation results. To this purpose, the specific contract model under Annex III shall be used.

If, following the technical arbitrator’s assessment, the characterization performed by the Contractor is confirmed, JRC shall reimburse to the Contractor the costs of the technical arbitration.

If, following the technical arbitrator’s assessment, the characterization performed by the Contractor is not confirmed, the costs of the technical arbitration will be borne by the Contractor.

I.13.9	Liquidated Damages

Liquidated damages referred to in Article II.15 may be applied, at the Contracting Authority’s absolute discretion, to each Specific Contract and to Stage 1. Liquidated damages are up to a maximum of 50% of the amount due for each Specific Contract under Stage 2 and to a maximum of 100% of the amount due for Stage 1.

I.13.10	Grounds for termination

In Article II.18.1.b), the words”, through its own fault,” shall not apply. This Article I.13.10 does not affect any other grounds for termination.

I.13.11	Health and Safety

I.13.11.1	The Contractor is aware of the dangerous nature of the tasks and of the exact nature of the danger. The Contractor shall thus take all necessary precautions to execute the tasks. The Contractor shall ensure that the tasks performed at the Joint Research Centre, Ispra site, will be performed in full compliance with the relevant Contracting Authority safety regulations in force, as set out in Annexes VII, IX and X and national, European and international safety standards.

I.13.11.2	The Contractor will ensure that contract personnel performing on site activities are fit and healthy for undertaking the intended work. For each person, the Contractor will provide to the Contracting Authority a copy of the necessary certificates at least 5 working days before that person commences on site activities.

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1.13.11.3	DUVRI (Risks evaluation document) - Annex X

Given that it is a dynamic document, the DUVRI includes the possibility of identifying and quantifying at a later date any interference risks unforeseeable at the time being.

The formalisation of a contract amendment as a consequence of a DUVRI modification may be carried out by a simple exchange of letters.

1.13.12	Subcontracting

Without prejudice to Art.11.10-Subcontracting, the Contractor shall make the DUVRI (see Art.1.13.11.3) available to any subcontractor and shall take the responsibility in respect of the consistency of the safety costs declared by the subcontractor on the specific issue of intrinsic safety aspects.

The Contractor shall make available to the Contracting Authority the supporting documents according to the subcontracting authorisation procedure in force at the JRC and, upon request, the supporting documents related to the subcontractor’s technical and professional capacity proportionate to the value and to the nature of the subcontracted activity or any other specific document retained appropriate.

SIGNATURES

For the Contractor,	For the Contracting Authority,

Consortium:	Laurent JERRIGE

Perma-Fix Environmental Services	JRC -Directorate J - Nuclear
Inc	Decommissioning and Waste
Mark DUFF	Management
CEO

Signature:
Signature	Qualified electronic signature by:
LAURENT LOUIS JERRIGE
and	Date: 2023-12-18 15:46:09 +01:00

For the Contractor,
Campoverde Srl
Federico GIANNI
CEO

Signature:

Firmato digitalmente da:
FEDERICO LAMBERTO GIANNI
Data: 18/12/2023 09:45:16

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II. GENERAL CONDITIONS FOR THE FRAMEWORK CONTRACT FOR SERVICES

II.1	Definitions

For the purpose of this FWC, the following definitions (indicated in italics in the text) apply:

‘Back office’: the internal system(s) used by the parties to process electronic invoices;

‘Breach of obligations’: failure by the contractor to fulfil one or more of its contractual obligations.

‘Confidential information or document’: any information or document received by either party from the other or accessed by either party in the context of the implementation of the FWC, that any of the parties has identified in writing as confidential. It may not include information that is publicly available;

‘Conflict of interest’: a situation where the impartial and objective implementation of the FWC by the contractor is compromised for reasons involving family, emotional life, political or national affinity, economic interest, any other direct or indirect personal interest, or any other shared interest with the contracting authority or any third party related to the subject matter of the FWC;

‘Creator’: means any natural person who contributes to the production of the result;

‘EDI message’ (electronic data interchange): a message created and exchanged through the electronic transfer, from computer to computer, of commercial and administrative data using an agreed standard;

‘e-PRIOR’: the service-oriented communication platform that provides a series of web services and allows the exchange of standardized electronic messages and documents between the parties. This is done either through web services, with a machine-to-machine connection between the parties’ back office systems (EDI messages), or through a web application (the supplier portal). The Platform may be used to exchange electronic documents (e-documents) such as electronic requests for services, electronic specific contracts, electronic acceptance of services and electronic invoices between the parties.

‘Force majeure’: any unforeseeable, exceptional situation or event beyond the control of the parties that prevents either of them from fulfilling any of their obligations under the FWC. The situation or event must not be attributable to error or negligence on the part of the parties or on the part of the subcontractors and must prove to be inevitable despite their exercising due diligence. Defaults of service, defects in equipment or material or delays in making them available, labour disputes, strikes and financial difficulties may not be invoked as force majeure, unless they stem directly from a relevant case of force majeure;

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‘Formal notification’ (or ‘formally notify’): form of communication between the parties made in writing by mail or email, which provides the sender with compelling evidence that the message was delivered to the specified recipient;

‘Fraud’: an act or omission committed in order to make an unlawful gain for the perpetrator or another by causing a loss to the Union’s financial interests, and relating to: i) the use or presentation of false, incorrect or incomplete statements or documents, which has as its effect the misappropriation or wrongful retention of funds or assets from the Union budget, ii) the non-disclosure of information in violation of a specific obligation, with the same effect or iii) the misapplication of such funds or assets for purposes other than those for which they were originally granted, which damages the Union’s financial interests;

‘Grave professional misconduct’: a violation of applicable laws or regulations or ethical standards of the profession to which a contractor or a related person belongs, including any conduct leading to sexual or other exploitation or abuse, or any wrongful conduct of the contractor or a related person which has an impact on its professional credibility where such conduct denotes wrongful intent or gross negligence.

‘Implementation of the FWC’: the purchase of services envisaged in the FWC through the signature and performance of specific contracts;

‘Interface control document’: the guideline document which lays down the technical specifications, message standards, security standards, checks of syntax and semantics, etc. to facilitate machine-to-machine connection. This document is updated on a regular basis;

‘Irregularity’: any infringement of a provision of Union law resulting from an act or omission by an economic operator, which has, or would have, the effect of prejudicing the Union’s budget.

‘Notification’ (or ‘notify’): form of communication between the parties made in writing including by electronic means;

‘Order form’: a simplified form of specific contract by which the contracting authority orders services under this FWC;

‘Performance of a specific contract’: the execution of tasks and delivery of the purchased services by the contractor to the contracting authority;

‘Personnel’: persons employed directly or indirectly or contracted by the contractor to implement the FWC;

‘Pre-existing material’: any material, document, technology or know-how which exists prior to the contractor using it for the production of a result in the implementation of the FWC;

‘Pre-existing right’: any industrial and intellectual property right on pre-existing material; it may consist in a right of ownership, a licence right and/or right of use belonging to the contractor, the creator, the contracting authority as well as to any other third parties;

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‘Professional conflicting interest’: a situation in which the contractor’s previous or ongoing professional activities affect its capacity to implement the FWC or to perform a specific contract to an appropriate quality standard.

‘Related person’: any natural or legal person who is a member of the administrative, management or supervisory body of the contractor, or who has powers of representation, decision or control with regard to the contractor;

‘Request for services’: a document from the contracting authority requesting that the contractors in a multiple FWC with re-opening of competition provide a specific tender for services whose terms are not entirely defined under the FWC;

‘Result’: any intended outcome of the implementation of the FWC, whatever its form or nature. A result may be further defined in this FWC as a deliverable. A result may, in addition to newly created materials produced specifically for the contracting authority by the contractor or at its request, also include pre-existing materials;

‘Specific contract’: a contract implementing the FWC and specifying details of a service to be provided;

‘Supplier portal’: the e-PRIOR portal, which allows the contractor to exchange electronic business documents, such as invoices, through a graphical user interface.

II.2. Roles and responsibilities in the event of a joint tender

In the event of a joint tender submitted by a group of economic operators and where the group does not have legal personality or legal capacity, one member of the group is appointed as leader of the group.

II.3. Severability

Each provision of this FWC is severable and distinct from the others. If a provision is or becomes illegal, invalid or unenforceable to any extent, it must be severed from the remainder of the FWC. This does not affect the legality, validity or enforceability of any other provisions of the FWC, which continue in full force and effect. The illegal, invalid or unenforceable provision must be replaced by a legal, valid and enforceable substitute provision which corresponds as closely as possible with the actual intent of the parties under the illegal, invalid or unenforceable provision. The replacement of such a provision must be made in accordance with Article II.11. The FWC must be interpreted as if it had contained the substitute provision as from its entry into force.

II.4. Provision of services

II.4.1	Signature of the FWC does not guarantee any actual purchase. The contracting authority is bound only by specific contracts implementing the FWC.

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II.4.2	The contractor must provide services of high quality standards, in accordance with the state of the art in the industry and the provisions of this FWC, in particular the tender specifications and the terms of its tender. Where the Union has the right to make modifications to the results, they must be delivered in a format and with the necessary information which effectively allow such modifications to be made in a convenient manner.

II.4.3	The contractor must comply with the minimum requirements provided for in the tender specifications. This includes compliance with applicable obligations under environmental, social and labour law established by Union law, national law and collective agreements or by the international environmental, social and labour law provisions listed in Annex X to Directive 2014/24/EU2, compliance with data protection obligations resulting from Regulation (EU) 2016/679[3] and Regulation (EU) 2018/1725[4].

II.4.4	The contractor must obtain any permit or licence required in the State where the services are to be provided.

II.4.5	All periods specified in the FWC are calculated in calendar days, unless otherwise specified.

II.4.6	The contractor must not present itself as a representative of the contracting authority and must inform third parties that it is not part of the European public service.

II.4.7	The contractor is responsible for the personnel who carry out the services and exercises its authority over its personnel without interference by the contracting authority. The contractor must inform its personnel that:

(a)	they may not accept any direct instructions from the contracting authority; and

(b)	their participation in providing the services does not result in any employment or contractual relationship with the contracting authority.

II.4.8	The contractor must ensure that the personnel implementing the FWC and any future replacement personnel possess the professional qualifications and experience required to provide the services, as the case may be on the basis of the selection criteria set out in the tender specifications.

II.4.9	At the contracting authority’s reasoned request, the contractor must replace any member of personnel who:

2 OJ L 94 of 28.03.2014, p. 65

3 Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC, OJ L 119, 4.5.2016, p. 1, https://eur- lex.europa.eu/legal-content/EN/TXT/?uri=uriserv:OJ.L .2016.119.01.0001.01.ENG

4 Regulation (EU) 2018/1725 of 23 October 2018 on the protection of natural persons with regard to the processing of personal data by the Union institutions, bodies, offices and agencies and on the free movement of such data, and repealing Regulation (EC) No 45/2001 and Decision No 1247/2002/EC, OJ L 295/39, 21.11.2018, https://eur-lex.europa.eu/legal- content/EN/TXT/PDF/?uri=CELEX:320l 8Rl 725&from=EN

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(a)	does not have the expertise required to provide the services; or

(b)	has caused disruption at the premises of the contracting authority.

The contractor bears the cost of replacing its personnel and is responsible for any delay in providing the services resulting from the replacement of personnel.

II.4.10	The contractor must record and report to the contracting authority any problem that affects its ability to provide the services. The report must describe the problem, state when it started and what action the contractor is taking to resolve it.

II.4.11	The contractor must immediately inform the contracting authority of any changes in the exclusion situations as declared, according to Article 137 (1) of Regulation (EU) 2018/1046.

II.5.	Communication between the parties

II.5.1.	Form and means of communication

Any communication of information, notices or documents under the FWC must:

(a)	be made in writing in paper or electronic format in the language of the contract;
(b)	bear the FWC number and, if applicable, the specific contract number;
(c)	be made using the relevant communication details set out in Article I.8; and
(d)	be sent by mail, email or, for the documents specified in the special conditions, via e- PRIOR.

If a party requests written confirmation of an e-mail within a reasonable time, the other party must provide an original signed paper version of the communication as soon as possible.

The parties agree that any communication made by email has full legal effect and is admissible as evidence in judicial proceedings.

II.5.2.	Date of communications by mail and email

Any communication is deemed to have been made when the receiving party receives it, unless this FWC contract refers to the date when the communication was sent.

E-mail is deemed to have been received by the receiving party on the day of dispatch of that e-mail, provided that it is sent to the e-mail address indicated in Article I.8. The sending party must be able to prove the date of dispatch. In the event that the sending party receives a non-delivery report, it must make every effort to ensure that the other party actually receives the communication by email or mail. In such a case, the sending party is not held in breach of its obligation to send such communication within a specified deadline.

Mail sent to the contracting authority is deemed to have been received by the contracting authority on the date on which the department responsible referred to in Article I.8 registers it.

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Formal notifications are considered to have been received by the receiving party on the date of receipt indicated in the proof received by the sending party that the message was delivered to the specified recipient.

II.5.3.	Submission of e-documents via e-PRIOR

1.	If provided for in the special conditions, the exchange of electronic documents (e- documents) such as requests for services, specific contracts and invoices between the parties is automated through the use of the e-PRIOR platform. This platform provides two possibilities for such exchanges: either through web services (machine-to- machine connection) or through a web application (the supplier portal).
2.	The contracting authority takes the necessary measures to implement and maintain electronic systems that enable the supplier portal to be used effectively.
3.	In the case of machine-to-machine connection, a direct connection is established between the parties’ back offices. In this case, the parties take the measures necessary on their side to implement and maintain electronic systems that enable the machine-to- machine connection to be used effectively. The electronic systems are specified in the interface control document. The contractor (or leader in the case of a joint tender) must take the necessary technical measures to set up a machine-to-machine connection and at its own cost.
4.	If communication via the supplier portal or via the web services (machine-to-machine connection) is hindered by factors beyond the control of one party, it must notify the other immediately and the parties must take the necessary measures to restore this communication.
5.	If it is impossible to restore the communication within two working days, one party must notify the other that alternative means of communication specified in Article II.5. l will be used until the supplier portal or the machine-to-machine connection is restored.
6.	When a change in the interface control document requires adaptations, the contractor (or leader in the case of a joint tender) has up to six months from receipt of the notification to implement this change. This period can be shortened by mutual agreement of the parties. This period does not apply to urgent measures required by the security policy of the contracting authority to ensure integrity, confidentiality and non-repudiation of information and the availability of e-PRIOR, which must be applied immediately.

II.5.4.	Validity and date of e-documents

1.	The parties agree that any e-document, including related attachments exchanged via e- PRIOR:

(a)	is considered as equivalent to a paper document;
(b)	is deemed to be the original of the document;
(c)	is legally binding on the parties once an e-PRIOR authorised person has performed the ‘sign’ action in e-PRIOR and has full legal effect; and
(d)	constitutes evidence of the information contained in it and is admissible as evidence in judicial proceedings.

2.	The parties expressly waive any rights to contest the validity of such a document solely on the grounds that communications between the parties occurred through e- PRIOR or that the document has been signed through e-PRIOR. If a direct connection is established between the parties’ back offices to allow electronic transfer of documents, the parties agree that an e-document, sent as mentioned in the interface control document, qualifies as an EDI message.

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3.	If the e-document is dispatched through the supplier portal, it is deemed to have been legally issued or sent when the contractor (or leader in the case of a joint tender) is able to successfully submit the e-document without any error messages. The generated PDF and XML document for the e-document are considered as a proof of receipt by the contracting authority.

4.	In the event that an e-document is dispatched using a direct connection established between the parties’ back offices, the e-document is deemed to have been legally issued or sent when its status is ‘received’ as defined in the interface control document.

5.	When using the supplier portal, the contractor (or leader in the case of a joint tender) can download the PDF or XML message for each e-document for one year after submission. After this period, copies of the e-documents are no longer available for automatic download from the supplier portal.

II.5.5.	Authorised persons in e-PRIOR

The contractor submits a request for each person who needs to be assigned the role of ‘user’ in e-PRIOR. These persons are identified by means of the European Communication Authentication Service (ECAS) and authorised to access and perform actions in e-PRIOR within the permissions of the user roles that the contracting authority has assigned to them.

User roles enabling these e-PRIOR authorised persons to sign legally binding documents such as specific tenders or specific contracts are granted only upon submission of supporting documents proving that the authorised person is empowered to act as a legal representative of the contractor.

II.6.	LIABILITY

II.6.1	The contracting authority is not liable for any damage or loss caused by the contractor, including any damage or loss to third parties during or as a consequence of implementation of the FWC.

II.6.2	If required by the relevant applicable legislation, the contractor must take out an insurance policy against risks and damage or loss relating to the implementation of the FWC. It must also take out supplementary insurance as reasonably required by standard practice in the industry. Upon request, the contractor must provide evidence of insurance coverage to the contracting authority.

II.6.3	The contractor is liable for any loss or damage caused to the contracting authority during or as a consequence of implementation of the FWC, including in the event of subcontracting, but only up to an amount not exceeding three times the total amount of the relevant specific contract. However, if the damage or loss is caused by the gross negligence or wilful misconduct of the contractor or of its personnel or subcontractors, as well as in the case of an action brought against the contracting authority by a third party for breach of its intellectual property rights, the contractor is liable for the whole amount of the damage or loss.

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II.6.4	If a third party brings any action against the contracting authority in connection with the implementation of the FWC, including any action for alleged breach of intellectual property rights, the contractor must assist the contracting authority in the legal proceedings, including by intervening in support of the contracting authority upon request.

If the contracting authority’s liability towards the third party is established and that such liability is caused by the contractor during or as a consequence of the implementation of the FWC, Article II.6.3 applies.

II.6.5	If the contractor is composed of two or more economic operators (i.e. who submitted a joint tender), they are all jointly and severally liable to the contracting authority for the implementation of the FWC.

II.6.6	The contracting authority is not liable for any loss or damage caused to the contractor during or as a consequence of implementation of the FWC, unless the loss or damage was caused by wilful misconduct or gross negligence of the contracting authority.

II.7.	Conflict of interest and professional conflicting interests

II.7.1	The contractor must take all the necessary measures to prevent any situation of conflict of interest or professional conflicting interest.

II.7.2	The contractor must notify the contracting authority in writing as soon as possible of any situation that could constitute a conflict of interest or a professional conflicting interest during the implementation of the FWC. The contractor must immediately take action to rectify the situation.

The contracting authority may do any of the following:

(a)	verify that the contractor’s action is appropriate;
(b)	require the contractor to take further action within a specified deadline;
(c)	decide not to award a specific contract to the contractor.

II.7.3	The contractor must pass on all the relevant obligations in writing to:

(a)	its personnel;
(b)	any natural person with the power to represent it or take decisions on its behalf;
(c)	third parties involved in the implementation of the FWC, including subcontractors.

The contractor must also ensure that the persons referred to above are not placed in a situation which could give rise to conflicts of interest.

II.8.	Confidentiality

II.8.1	The contracting authority and the contractor must treat with confidentiality any information or documents, in any format, disclosed in writing or orally, relating to the implementation of the FWC and identified in writing as confidential.

II.8.2.	Each party must:

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(a)	not use confidential information or documents for any purpose other than to perform its obligations under the FWC or a specific contract without the prior written agreement of the other party;

(b)	ensure the protection of such confidential information or documents with the same level of protection as its own confidential information or documents and in any case with due diligence;

(c)	not disclose, directly or indirectly, confidential information or documents to third parties without the prior written agreement of the other party.

II.8.3	The confidentiality obligations set out in this Article are binding on the contracting authority and the contractor during the implementation of the FWC and for as long as the information or documents remain confidential unless:

(a)	the disclosing party agrees to release the receiving party from the confidentiality obligation earlier;

(b)	the confidential information or documents become public through other means than a breach of the confidentiality obligation;

(c)	the applicable law requires the disclosure of the confidential information or documents.

II.8.4	The contractor must obtain from any natural person with the power to represent it or take decisions on its behalf, as well as from third parties involved in the implementation of the FWC a commitment that they will comply with this Article. At the request of the contracting authority, the contractor must provide a document providing evidence of this commitment.

II.9	Processing of personal data

II.9.1	Processing of personal data by the contracting authority

Any personal data included in or relating to the FWC, including its implementation, shall be processed in accordance with Regulation (EU) 2018/1725. Such data shall be processed solely for the purposes of the implementation, management and monitoring of the FWC by the data controller.

The contractor or any other person whose personal data is processed by the data controller in relation to this FWC has specific rights as a data subject under Chapter III (Articles 14-25) of Regulation (EU) 2018/1725, in particular the right to access, rectify or erase their personal data and the right to restrict or, where applicable, the right to object to processing or the right to data portability.

Should the contractor or any other person whose personal data is processed in relation to this FWC have any queries concerning the processing of its personal data, it shall address itself to the data controller. They may also address themselves to the Data Protection Officer of the data controller. They have the right to lodge a complaint at any time to the European Data Protection Supervisor. Details concerning the processing of personal data are available in the data protection notice referred to in Article I.9.

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II.9.2	Processing of personal data by the contractor

The processing of personal data by the contractor shall meet the requirements of Regulation (EU) 2018/1725 and be processed solely for the purposes set out by the controller.

The contractor shall assist the controller for the fulfilment of the controller’s obligation to respond to requests for exercising rights of person whose personal data is processed in relation to this FWC as laid down in Chapter III (Articles 14-25) of Regulation (EU) 2018/1725. The contractor shall inform without delay the controller about such requests.

The contractor may act only on documented written instructions and under the supervision of the controller, in particular with regard to the purposes of the processing, the categories of data that may be processed, the recipients of the data and the means by which the data subject may exercise its rights.

The contractor shall grant personnel access to the data to the extent strictly necessary for the implementation, management and monitoring of the FWC. The contractor must ensure that personnel authorised to process personal data has committed itself to confidentiality or is under appropriate statutory obligation of confidentiality in accordance with the provisions of Article II.8.

The contractor shall adopt appropriate technical and organisational security measures, giving due regard to the risks inherent in the processing and to the nature, scope, context and purposes of processing, in order to ensure, in particular, as appropriate:

(a)	the pseudonymisation and encryption of personal data;
(b)	the ability to ensure the ongoing confidentiality, integrity, availability and resilience of processing systems and services;
(c)	the ability to restore the availability and access to personal data in a timely manner in the event of a physical or technical incident;
(d)	a process for regularly testing, assessing and evaluating the effectiveness of technical and organisational measures for ensuring the security of the processing;
(e)	measures to protect personal data from accidental or unlawful destruction, loss, alteration, unauthorised disclosure of or access to personal data transmitted, stored or otherwise processed.

The contractor shall notify relevant personal data breaches to the controller without undue delay and at the latest within 48 hours after the contractor becomes aware of the breach. In such cases, the contractor shall provide the controller with at least the following information:

(a)	nature of the personal data breach including where possible, the categories and approximate number of data subjects concerned and the categories and approximate number of personal data records concerned;
(b)	likely consequences of the breach;

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(c)	measures taken or proposed to be taken to address the breach, including, where appropriate, measures to mitigate its possible adverse effects.

The contractor shall immediately inform the data controller if, in its opinion, an instruction infringes Regulation (EU) 2018/1725, Regulation (EU) 2016/679, or other Union or Member State data protection provisions as referred to in the tender specifications.

The contractor shall assist the controller for the fulfilment of its obligations pursuant to Article 33 to 41 under Regulation (EU) 2018/1725 to:

(a)	ensure compliance with its data protection obligations regarding the security of the processing, and the confidentiality of electronic communications and directories of users;
(b)	notify a personal data breach to the European Data Protection Supervisor;
(c)	communicate a personal data breach without undue delay to the data subject, where applicable;
(d)	carry out data protection impact assessments and prior consultations as necessary.

The contractor shall maintain a record of all data processing operations carried on behalf of the controller, transfers of personal data, security breaches, responses to requests for exercising rights of people whose personal data is processed and requests for access to personal data by third parties.

The contracting authority is subject to Protocol 7 of the Treaty on the Functioning of the European Union on the privileges and immunities of the European Union, particularly as regards the inviolability of archives (including the physical location of data and services as set out in Article I.9.2) and data security, which includes personal data held on behalf of the contracting authority in the premises of the contractor or subcontractor.

The contractor shall notify the contracting authority without delay of any legally binding request for disclosure of the personal data processed on behalf of the contracting authority made by any national public authority, including an authority from a third country. The contractor may not give such access without the prior written authorisation of the contracting authority.

The duration of processing of personal data by the contractor will not exceed the period referred to in Article II.24.2. Upon expiry of this period, the contractor shall, at the choice of the controller, return, without any undue delay in a commonly agreed format, all personal data processed on behalf of the controller and the copies thereof or shall effectively delete all personal data unless Union or national law requires a longer storage of personal data.

For the purpose of Article II.10, if part or all of the processing of personal data is subcontracted to a third party, the contractor shall pass on the obligations referred to in Articles I.9.2 and II.9.2 in writing to those parties, including subcontractors. At the request of the contracting authority, the contractor shall provide a document providing evidence of this commitment.

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II.10.	Subcontracting

II.10.1	The contractor must not subcontract and have the FWC implemented by third parties beyond the third parties already mentioned in its tender without prior written authorization from the contracting authority.

II.10.2	Even if the contracting authority authorises subcontracting, the contractor remains bound by its contractual obligations and is solely responsible for the implementation of the FWC.

II.10.3	The contractor must ensure that the subcontract does not affect the rights of the contracting authority under this FWC, particularly those under Articles II.8, II.13 and II.24.

II.10.4	The contracting authority may request the contractor to replace a subcontractor found to be in a situation provided for in points (d) and (e) of Article II.18.1.

II.11.	Amendments

II.11.1	Any amendment to the FWC or a specific contract must be made in writing before all contractual obligations have been fulfilled. A specific contract does not constitute an amendment to the FWC.

II.11.2	Any amendment must not make changes to the FWC or a specific contract that might alter the initial conditions of the procurement procedure or result in unequal treatment of tenderers or contractors.

II.12.	Assignment

II.12.1	The contractor must not assign any of the rights and obligations arising from the FWC, including claims for payments or factoring, without prior written authorisation from the contracting authority. In such cases, the contractor must provide the contracting authority with the identity of the intended assignee.

II.12.2	Any right or obligation assigned by the contractor without authorisation is not enforceable against the contracting authority.

II.13.	Intellectual property rights

II.13.1.	Ownership of the rights in the results

The Union acquires irrevocably worldwide ownership of the results and of all intellectual property rights on the newly created materials produced specifically for the Union under the FWC and incorporated in the results, without prejudice however to the rules applying to pre-existing rights on pre-existing materials, as per Article II.13.2.

The intellectual property rights so acquired include any rights, such as copyright and other intellectual or industrial property rights, to any of the results and in all technological solutions and information created or produced by the contractor or by its subcontractor in implementation of the FWC. The contracting authority may exploit and use the acquired rights as stipulated in this FWC. The Union acquires all the rights as from the moment the contractor has created the results.

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The payment of the price includes any fees payable to the contractor about the acquisition of ownership of rights by the Union including for all modes of exploitation and of use of the results.

II.13.2.	Licensing rights on pre-existing materials

Unless provided otherwise in the special conditions, the Union does not acquire ownership of pre-existing rights under this FWC.

The contractor licenses the pre-existing rights on a royalty-free, non-exclusive and irrevocable basis to the Union, which may use the pre-existing materials for all the modes of exploitation set out in this FWC or in specific contracts. Unless otherwise agreed, the licence is non-transferable and cannot be sub-licensed, except as provided hereafter:

(a)	the pre-existing rights can be sub-licensed by the contracting authority to persons and entities working for it or cooperating with it, including contractors and subcontractors, whether legal or natural persons, but only for the purpose of their mission for the Union;

(b)	if the result is a “document” such as a report or a study, and it is meant to be published, the existence of pre-existing materials in the result may not prevent the publication of the document, its translation or its “reuse”, it being understood however that the “reuse” may only be made of the result as a whole and not of the pre-existing materials taken separately from the result; for the sake of this provision, “reuse” and “document” have the meaning given by the Commission Decision of 12 December 2011 on the reuse of Commission documents (2011/833/EU).

All pre-existing rights are licensed to the Union from the moment the results are delivered and approved by the contracting authority.

The licensing of pre-existing rights to the Union under this FWC covers all territories worldwide and is valid for the duration of intellectual property rights protection.

The payment of the price as set out in the specific contracts is deemed to also include any fees payable to the contractor in relation to the licensing of pre-existing rights to the Union, including for all forms of exploitation and of use of the results.

Where implementation of the FWC requires that the contractor uses pre-existing materials belonging to the contracting authority, the contracting authority may request that the contractor signs an adequate licence agreement. Such use by the contractor will not entail any transfer of rights to the contractor and is limited to the needs of this FWC.

11.13.3	Exclusive rights

The Union acquires the following exclusive rights:

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(a)	reproduction: the right to authorise or prohibit direct or indirect, temporary or permanent reproduction of the results by any means (mechanical, digital or other) and in any form, in whole or in part;
(b)	communication to the public: the exclusive right to authorise or prohibit any display, performance or communication to the public, by wire or wireless means, including the making available to the public of the results in such a way that members of the public may access them from a place and at a time individually chosen by them; this also includes the communication on Internet and broadcasting by cable or by satellite;
(c)	distribution: the exclusive right to authorise or prohibit any form of distribution of results or copies of the results to the public, by sale or otherwise;
(d)	rental: the exclusive right to authorise or prohibit rental or lending of the results or of copies of the results;
(e)	adaptation: the exclusive right to authorise or prohibit any modification of the results;
(f)	translation: the exclusive right to authorise or prohibit any translation, adaptation, arrangement, creation of derivative works based on the results, and any other alteration of the results, subject to the respect of moral rights of authors, where applicable;
(g)	where the results are or include a database: the exclusive right to authorise or prohibit the extraction of all or a substantial part of the contents of the database to another medium by any means or in any form; and the exclusive right to authorise or prohibit the re- utilization of all or a substantial part of the contents of the database by the distribution of copies, by renting, by on-line or other forms of transmission;
(h)	where the results are or include a patentable subject-matter: the right to register them as a patent and to further exploit such patent to the fullest extent;
(i)	where the results are or include logos or subject-matter which could be registered as a trademark: the right to register such logo or subject-matter as a trademark and to further exploit and use it;
(j)	where the results are or include know-how: the right to use such know-how as is necessary to make use of the results to the full extent provided for by this FWC, and the right to make it available to contractors or subcontractors acting on behalf of the contracting authority, subject to their signing of adequate confidentiality undertakings where necessary;
(k)	where the results are documents:

(i)	the right to authorise the reuse of the documents in conformity with the Commission Decision of 12 December 2011 on the reuse of Commission documents (2011/833/EU), to the extent it is applicable and the documents fall within its scope and are not excluded by any of its provisions; for the sake of this provision, “reuse” and “document” have the meaning given to them by this Decision;
(ii)	the right to store and archive the results in line with the document management rules applicable to the contracting authority, including digitisation or converting the format for preservation or new use purposes;

(1)	where the results are or incorporate software, including source code, object code and, where relevant, documentation, preparatory materials and manuals, in addition to the other rights mentioned in this Article:

(i)	end-user rights, for all uses by the Union or by subcontractors which result from this FWC and from the intention of the parties;

(iii)	the rights to receive both the source code and the object code;

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(m)	the right to license to third parties any of the exclusive rights or of the modes of exploitation set out in this FWC; however, for pre-existing materials which are only licensed to the Union, the right to sub-license does not apply, except in the two cases foreseen by Article II.13.2.;

(n)	to the extent that the contractor may invoke moral rights, the right for the contracting authority, except where otherwise provided in this FWC, to publish the results with or without mentioning the creator(s)’ name(s), and the right to decide when and whether the results may be disclosed and published.

The contractor warrants that the exclusive rights and the modes of exploitation may be exercised by the Union on all parts of the results, be it via a transfer of ownership of the rights, on those parts which were specifically created by the contractor, or via a licence of the pre-existing rights, on those parts consisting of pre-existing materials.

Where pre-existing materials are inserted in the results, the contracting authority may accept reasonable restrictions impacting on the above list, provided that the said materials are easily identifiable and separable from the rest, that they do not correspond to substantial elements of the results, and that, should the need arise, satisfactory replacement solutions exist, at no additional costs to the contracting authority. In such case, the contractor will have to clearly inform the contracting authority before making such choice and the contracting authority has the right to refuse it.

II.13.4.	Identification of pre-existing rights

When delivering the results, the contractor must warrant that, for any use that the contracting authority may envisage within the limits set in this FWC, the newly created parts and the pre-existing material incorporated in the results are free of claims from creators or from any third parties and all the necessary pre-existing rights have been obtained or licensed.

To that effect, the contractor must establish a list of all pre-existing rights to the results of this FWC or parts thereof, including identification of the rights’ owners. If there are no pre-existing rights to the results, the contractor must provide a declaration to that effect. The contractor must provide this list or declaration to the contracting authority together with the invoice for payment of the balance at the latest.

II.13.5.	Evidence of granting of pre-existing rights

Upon request by the contracting authority, the contractor must, in addition to the list mentioned under Article II.13.4., provide evidence that it has the ownership or the right to use all the listed pre-existing rights, except for the rights owned or licensed by the Union. The contracting authority may request this evidence even after the end of this FWC.

This provision also applies to image rights and sound recordings.

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This evidence may refer, for example, to rights to: parts of other documents, images, graphs, sounds, music, tables, data, software, technical inventions, know-how, IT development tools, routines, subroutines or other programs (‘background technology’), concepts, designs, installations or pieces of art, data, source or background materials or any other parts of external origin.

This evidence must include, as appropriate:

(a)	the name and version number of a software product;

(b)	the full identification of the work and its author, developer, creator, translator, data entry person, graphic designer, publisher, editor, photographer, producer;

(c)	a copy of the licence to use the product or of the agreement granting the relevant rights to the contractor or a reference to this licence;

(d)	a copy of the agreement or extract from the employment contract granting the relevant rights to the contractor where parts of the results were created by its personnel;

(e)	the text of the disclaimer notice if any.

Provision of evidence does not release the contractor from its responsibilities if it is found that it does not hold the necessary rights, regardless of when and by whom this fact is revealed.

The contractor also warrants that it possesses the relevant rights or powers to execute the transfer and that it has paid or has verified payment of all due fees including fees due to collecting societies, related to the final results.

II.13.6.	Quotation of works in the result

In the result, the contractor must clearly point out all quotations of existing works. The complete reference should include as appropriate, the following: name of the author, title of the work, date and place of publication, date of creation, address of publication on the internet, number, volume and other information that allows the origin to be easily identified.

II.13.7.	Moral rights of creators

By delivering the results, the contractor warrants that the creators will not object to the following on the basis of their moral rights under copyright:

(a)	that their names be mentioned or not mentioned when the results are presented to the public;

(b)	that the results be divulged or not after they have been delivered in their final version to the contracting authority;

(c)	that the results be adapted, provided that this is done in a manner which is not prejudicial to the creator’s honour or reputation.

If moral rights on parts of the results protected by copyright may exist, the contractor must obtain the consent of creators regarding the granting or waiver of the relevant moral rights in accordance with the applicable legal provisions and be ready to provide documentary evidence upon request.

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II.13.8.	Image rights and sound recordings

If natural persons appear in a result or their voice or any other private element is recorded in a recognisable manner, the contractor must obtain a statement by these persons (or, in the case of minors, by the persons exercising parental authority) giving their permission for the described use of their image, voice or private element and, on request, submit a copy of the permission to the contracting authority. The contractor must take the necessary measures to obtain such consent in accordance with the applicable legal provisions.

II.13.9.	Copyright notice for pre-existing rights

When the contractor retains pre-existing rights on parts of the results, reference must be inserted to that effect when the result is used as set out in Article I.10.1, with the following disclaimer: ’© ‒‒ year ‒‒ European Union. All rights reserved. Certain parts are licensed under conditions to the EU’, or with any other equivalent disclaimer as the contracting authority may consider best appropriate, or as the parties may agree on a case-by-case basis. This does not apply where inserting such reference would be impossible, notably for practical reasons.

II.13.10.	Visibility of Union funding and disclaimer

When making use of the results, the contractor must declare that they have been produced under a contract with the Union and that the opinions expressed are those of the contractor only and do not represent the contracting authority’s official position. The contracting authority may waive this obligation in writing or provide the text of the disclaimer.

11.14.	Force majeure

II.14.1	If a party is affected by force majeure, it must immediately notify the other party, stating the nature of the circumstances, their likely duration and foreseeable effects.

II.14.2	A party is not liable for any delay or failure to perform its obligations under the FWC if that delay or failure is a result of force majeure. If the contractor is unable to fulfil its contractual obligations owing to force majeure, it has the right to remuneration only for the services actually provided.

II.14.3	The parties must take all necessary measures to limit any damage due to force majeure.

II.15.	Liquidated damages

II.15.1.	Delay in delivery

If the contractor fails to perform its contractual obligations within the applicable time limits set out in this FWC, the contracting authority may claim liquidated damages for each day of delay using the following formula:

0.3 x (V/d)

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where:

V is the price of the relevant purchase or deliverable or result;

d is the duration specified in the relevant specific contract for delivery of the relevant purchase or deliverable or result or, failing that, the period between the date specified in Article I.4.2 and the date of delivery or performance specified in the relevant specific contract, expressed in days.

Liquidated damages may be imposed together with a reduction in price under the conditions laid down in Article II.16.

II.15.2.	Procedure

The contracting authority must formally notify the contractor of its intention to apply liquidated damages and the corresponding calculated amount.

The contractor has 30 days following the date of receipt to submit observations. Failing that, the decision becomes enforceable the day after the time limit for submitting observations has elapsed.

If the contractor submits observations, the contracting authority, taking into account the relevant observations, must notify the contractor:

(a)	of the withdrawal of its intention to apply liquidated damages; or

(b)	of its final decision to apply liquidated damages and the corresponding amount.

II.15.3.	Nature of liquidated damages

The parties expressly acknowledge and agree that any amount payable under this Article is not a penalty and represents a reasonable estimate of fair compensation for the damage incurred due to failure to provide the services within the applicable time limits set out in this FWC.

II.15.4.	Claims and liability

Any claim for liquidated damages does not affect the contractor’s actual or potential liability or the contracting authority’s rights under Article II.18.

II.16.	Reduction in price

II.16.1.	Quality standards

If the contractor fails to provide the service in accordance with the FWC or a specific contract (‘unperformed obligations’) or if it fails to provide the service in accordance with the expected quality levels specified in the tender specifications (‘low quality delivery’), the contracting authority may reduce or recover payments proportionally to the seriousness of the unperformed obligations or low quality delivery. This includes in particular cases where the contracting authority cannot approve a result, report or deliverable as defined in Article I.6 after the contractor has submitted the required additional information, correction or new version.

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A reduction in price may be imposed together with liquidated damages under the conditions of Article II.15.

II.16.2.	Procedure

The contracting authority must formally notify the contractor of its intention to reduce payment and the corresponding calculated amount.

The contractor has 30 days following the date of receipt to submit observations. Failing that, the decision becomes enforceable the day after the time limit for submitting observations has elapsed.

If the contractor submits observations, the contracting authority, taking into account the relevant observations, must notify the contractor:

(a)	of the withdrawal of its intention to reduce payment; or

(b)	of its final decision to reduce payment and the corresponding amount,.

II.16.3.	Claims and liability

Any reduction in price does not affect the contractor’s actual or potential liability or the contracting authority’s rights under Article II.18.

II.17.	Suspension of the implementation of the FWC

II.17.1.	Suspension by the contractor

If the contractor is affected by force majeure, it may suspend the provision of the services under a specific contract.

The contractor must immediately notify the contracting authority of the suspension. The notification must include a description of the force majeure and state when the contractor expects to resume the provision of services.

The contractor must notify the contracting authority as soon as it is able to resume performance of the specific contract, unless the contracting authority has already terminated the FWC or the specific contract.

II.17.2.	Suspension by the contracting authority

The contracting authority may suspend the implementation of the FWC or performance of a specific contract or any part of it:

(a)	if the procedure for awarding the FWC or a specific contract or the implementation of the FWC proves to have been subject to irregularities, fraud or breach of obligations;

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(b)	in order to verify whether the presumed irregularities, fraud or breach of obligations have actually occurred.

The contracting authority must formally notify the contractor of the suspension and the reasons for it. Suspension takes effect on the date of formal notification, or at a later date if the formal notification so provides.

The contracting authority must notify the contractor as soon as the verification is completed whether:

(a)	it is lifting the suspension; or

(b)	it intends to terminate the FWC or a specific contract under Article II.18.1(f) or (j).

The contractor is not entitled to compensation for suspension of any part of the FWC or a specific contract.

The contracting authority may in addition suspend the time allowed for payments in accordance with Article II.21.7.

II.18.	Termination of the FWC

II.18.1.	Grounds for termination by the contracting authority

The contracting authority may terminate the FWC or any on-going specific contract in the following circumstances:

(a)	if provision of the services under an on-going specific contract has not actually started within 15 days of the scheduled date and the contracting authority considers that the new date proposed, if any, is unacceptable, taking into account Article II.11.2;

(b)	if the contractor is unable, through its own fault, to obtain any permit or licence required for implementation of the FWC;

(c)	if the contractor does not implement the FWC or perform the specific contract in accordance with the tender specifications or request for service or is in breach of another substantial contractual obligation or repeatedly refuses to sign specific contracts. Termination of three or more specific contracts in these circumstances also constitutes grounds for termination of the FWC;

(d)	if the contractor or any person that assumes unlimited liability for the debts of the contractor is in one of the situations provided for in points (a) and (b) of Article 136(1) of the Financial Regulation[5];

(e)	if the contractor or any related person is in one of the situations provided for in points (c) to (h) of Article 136(1) or to Article 136(2) of the Financial Regulation;

(f)	if the procedure for awarding the FWC or the implementation of the FWC prove to have been subject to irregularities, fraud or breach of obligations;

[5]	Regulation (EU, Euratom) 2018/1046 of the European Parliament and of the Council of 18 July 2018 on the financial rules applicable to the general budget of the Union, amending Regulations (EU) No 1296/2013, (EU) No 1301/2013, (EU) No 1303/2013, (EU) No 1304/2013, (EU) No 1309/2013, (EU) No 1316/2013, (EU) No 223/2014, (EU) No 283/2014, and Decision No 541/2014/EU and repealing Regulation (EU, Euratom) No 966/2012, OJ L 193 of 30.7.2018, p.l https://eur-lex.europa.eu/legal-content/EN/TXT/?qid=1544791836334&uri=CELEX:32018Rl046

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(g)	if the contractor does not comply with applicable obligations under environmental, social and labour law established by Union law, national law, collective agreements or by the international environmental, social and labour law provisions listed in Annex X to Directive 2014/24/EU;

(h)	if the contractor is in a situation that could constitute a conflict of interest or a professional conflicting interest as referred to in Article II.7;

(i)	if a change to the contractor’s legal, financial, technical, organisational or ownership situation is likely to substantially affect the implementation of the FWC or substantially modify the conditions under which the FWC was initially awarded or a change regarding the exclusion situations listed in Article 136 of Regulation (EU) 2018/1046 that calls into question the decision to award the contract;

(j)	in the event of force majeure, where either resuming implementation is impossible or the necessary ensuing amendments to the FWC or a specific contract would mean that the tender specifications are no longer fulfilled or result in unequal treatment of tenderers or contractors;

(k)	if the needs of the contracting authority change and it no longer requires new services under the FWC; in such cases ongoing specific contracts remain unaffected;

(1)	if the termination of the FWC with one or more of the contractors means that the multiple FWC with reopening of competition no longer has the minimum required level of competition;

(m)	if the contractor is in breach of the data protection obligations resulting from Article II.9.2;

(n)	if the contractor does not comply with the applicable data protection obligations resulting from Regulation (EU) 2016/679.

II.18.2.	Grounds for termination by the contractor

The contractor may terminate the FWC or any on-going specific contract if the contracting authority fails to comply with its obligations, in particular the obligation to provide the information needed for the contractor to implement the FWC or to perform a specific contract as provided for in the tender specifications.

II.18.3.	Procedure for termination

A party must formally notify the other party of its intention to terminate the FWC or a specific contract and the grounds for termination.

The other party has 30 days following the date of receipt to submit observations, including the measures it has taken or will take to continue fulfilling its contractual obligations. Failing that, the decision to terminate becomes enforceable the day after the time limit for submitting observations has elapsed.

If the other party submits observations, the party intending to terminate must formally notify it either of the withdrawal of its intention to terminate or of its final decision to terminate.

In the cases referred to in points (a) to (d), (g) to (i), (k) to (n) of Article II.18.1 and in Article II.18.2, the date on which the termination takes effect must be specified in the formal notification.

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In the cases referred to in points (e), (f) and (j) of Article II.18.1, the termination takes effect on the day following the date on which the contractor receives notification of termination.

In addition, at the request of the contracting authority and regardless of the grounds for termination, the contractor must provide all necessary assistance, including information, documents and files, to allow the contracting authority to complete, continue or transfer the services to a new contractor or internally, without interruption or adverse effect on the quality or continuity of the services. The parties may agree to draw up a transition plan detailing the contractor’s assistance unless such plan is already detailed in other contractual documents or in the tender specifications. The contractor must provide such assistance at no additional cost, except if it can demonstrate that it requires substantial additional resources or means, in which case it must provide an estimate of the costs involved and the parties will negotiate an arrangement in good faith.

II.18.4.	Effects of termination

The contractor is liable for damage incurred by the contracting authority as a result of the termination of the FWC or a specific contract, including the additional cost of appointing and contracting another contractor to provide or complete the services, except if the damage is a result of a termination in accordance with Article II.18.1(j), (k) or (l) or Article II.18.2. The contracting authority may claim compensation for such damage.

The contractor is not entitled to compensation for any loss resulting from the termination of the FWC or a specific contract, including loss of anticipated profits, unless the loss was caused by the situation specified in Article II.18.2.

The contractor must take all appropriate measures to minimise costs, prevent damage and cancel or reduce its commitments.

Within 60 days of the date of termination, the contractor must submit any report, deliverable or result and any invoice required for services that were provided before the date of termination.

In the case of joint tenders, the contracting authority may terminate the FWC or a specific contract with each member of the group separately on the basis of points (d), (e), (g), (m) and (n) of Article II.18.1, under the conditions set out in Article II.11.2.

II.19.	Invoices, value added tax and e-invoicing

II.19.1.	Invoices and value added tax

Invoices must contain the contractor’s (or leader’s in the case of a joint tender) identification data, the amount, the currency and the date, as well as the FWC reference and reference to the specific contract.

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Invoices must indicate the place of taxation of the contractor (or leader in the case of a joint tender) for value added tax (VAT) purposes and must specify separately amounts not including VAT and amounts including VAT.

The contracting authority is exempt from all taxes and duties, including VAT, in accordance with Articles 3 and 4 of the Protocol 7 of the Treaty on the Functioning of the European Union on the privileges and immunities of the European Union.

The contractor (or leader in the case of a joint tender) must complete the necessary formalities with the relevant authorities to ensure that the supplies and services required for implementation of the FWC are exempt from taxes and duties, including VAT.

II.19.2.	E-invoicing

If provided for in the special conditions, the contractor (or leader in the case of a joint tender) submits invoices in electronic format if the conditions regarding electronic signature specified by Directive 2006/112/EC on VAT are fulfilled, i.e. using a qualified electronic signature or through electronic data interchange.

Reception of invoices by standard format (pdf) or email is not accepted.

II.20.	Price revision

If a price revision index is provided in Article I.5.2, this Article applies to it. Prices are fixed and not subject to revision during the first year of the FWC.

At the beginning of the second and every following year of the FWC, each price may be revised upwards or downwards at the request of one of the parties.

A party may request a price revision in writing no later than three months before the anniversary date of entry into force of the FWC. The other party must acknowledge the request within 14 days of receipt.

At the anniversary date, the contracting authority must communicate the final index for the month in which the request was received, or failing that, the last provisional index available for that month. The contractor establishes the new price on this basis and communicates it as soon as possible to the contracting authority for verification.

The contracting authority purchases on the basis of the prices in force at the date on which the specific contract enters into force.

The price revision is calculated using the following formula:

where:	Pr = revised price;

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Po = price in the tender;

Io= index for the month in which the FWC enters into force;

Ir = index for the month in which the request to revise prices is received.

II.21.	Payments and guarantees

II.21.1.	Date of payment

The date of payment is deemed to be the date on which the contracting authority’s account is debited.

II.21.2.	Currency

Payments are made in euros, unless another currency is provided for in Article I.4.

II.21.3.	Conversion

The contracting authority makes any conversion between the euro and another currency at the daily euro exchange rate published in the Official Journal of the European Union, or failing that, at the monthly accounting exchange rate, as established by the European Commission and published on the website indicated below, applicable on the day when it issues the payment order.

The contractor makes any conversion between the euro and another currency at the monthly accounting exchange rate, established by the Commission and published on the website indicated below, applicable on the date of the invoice.

http://ec.europa.eu/budget/contracts grants/info_contracts/inforeuro/inforeuro_en.cf m

II.21.4.	Costs of transfer

The costs of the transfer are borne as follows:

(a)	the contracting authority bears the costs of dispatch charged by its bank;

(b)	the contractor bears the costs of receipt charged by its bank;

(c)	the party causing repetition of the transfer bears the costs for repeated transfer.

II.21.5.	Pre-financing, performance and money retention guarantees

If, as provided for in Article I.6, a financial guarantee is required for the payment of pre-financing, as performance guarantee or as retention money guarantee, it must fulfil the following conditions:

(a)	the financial guarantee is provided by a bank or a financial institution approved by the contracting authority or, at the request of the contractor and with the agreement of the contracting authority, by a third party; and

(b)	the guarantee shall have the effect of making the bank or financial institution or the third party provide irrevocable collateral security, or stand as first-call guarantor of the contractor’s obligations without requiring that the contracting authority has recourse against the principal debtor (the contractor).

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The contractor bears the cost of providing such guarantee.

Pre-financing guarantees must remain in force until the pre-financing is cleared against interim payments or payment of the balance. Where the payment of the balance takes the form of a debit note, the pre-financing guarantee must remain in force for three months after the debit note is sent to the contractor. The contracting authority must release the guarantee within the following month.

Performance guarantees cover compliance with substantial contractual obligations until the contracting authority has given its final approval for the service. The performance guarantee must not exceed 10 % of the total price of the specific contract. The contracting authority must release the guarantee fully after final approval of the service, as provided for in the specific contract.

Retention money guarantees cover full delivery of the service in accordance with the specific contract including during the contract liability period and until its final approval by the contracting authority. The retention money guarantee must not exceed 10 % of the total price of the specific contract. The contracting authority must release the guarantee after the expiry of the contract liability period as provided for in the specific contract.

The contracting authority must not request a retention money guarantee for a specific contract where it has requested a performance guarantee.

II.21.6.	Interim payments and payment of the balance

The contractor (or leader in the case of a joint tender) must send an invoice for interim payment, as provided for in Article I.5 or in the tender specifications or in the specific contract.

The contractor (or leader in the case of a joint tender) must send an invoice for payment of the balance within 60 days of the end of the period of provision of the services, as provided for in Article I.6, in the tender specifications or in the specific contract.

Payment of the invoice and approval of documents does not imply recognition of the regularity, authenticity, completeness and correctness of the declarations and information they contain.

Payment of the balance may take the form of recovery.

II.21.7.	Suspension of the time allowed for payment

The contracting authority may suspend the payment periods specified in Article I.5 at any time by notifying the contractor (or leader in the case of a joint tender) that its invoice cannot be processed. The reasons the contracting authority may cite for not being able to process an invoice are:

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(a)	because it does not comply with the FWC;

(b)	because the contractor has not produced the appropriate documents or deliverables; or

(c)	because the contracting authority has observations on the documents or deliverables submitted with the invoice.

The contracting authority must notify the contractor (or leader in the case of joint tender) as soon as possible of any such suspension, giving the reasons for it. In cases b) and c) referred above, the contracting authority shall notify the contractor (or leader in case of a joint tender) the time limits to submit additional information or corrections or a new version of the documents or deliverables if the contracting authority requires it.

Suspension takes effect on the date the contracting authority sends the notification. The remaining payment period resumes from the date on which the requested information or revised documents are received or the necessary further verification, including on-the-spot checks, is carried out. Where the suspension period exceeds two months, the contractor (or leader in the case of a joint tender) may request the contracting authority to justify the continued suspension.

Where the payment periods have been suspended following rejection of a document referred to in the first paragraph of this Article and the new document produced is also rejected, the contracting authority reserves the right to terminate the specific contract in accordance with Article II.18.1(c).

II.21.8	Interest on late payment

On expiry of the payment periods specified in Article I.6, the contractor (or leader in the case of a joint tender) is entitled to interest on late payment at the rate applied by the European Central Bank for its main refinancing operations in euros (the reference rate) plus eight points. The reference rate is the rate in force, as published in the C series of the Official Journal of the European Union, on the first day of the month in which the payment period ends.

Suspension of the payment period as provided for in Article II.21.7 is not considered as giving rise to late payment.

Interest on late payment covers the period running from the day following the due date for payment up to and including the date of payment as defined in Article II.21.1.

However, when the calculated interest is EUR 200 or less, it must be paid to the contractor (or leader in the case of a joint tender) only if it requests it within two months of receiving late payment.

II.22.	Reimbursements

II.22.1	If provided for in the special conditions or in the tender specifications, the contracting authority must reimburse expenses directly connected with the provision of the services either when the contractor provides it with supporting documents or on the basis of flat rates.

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II.22.2	The contracting authority reimburses travel and subsistence expenses on the basis of the shortest itinerary and the minimum number of nights necessary for overnight stay at the destination.

II.22.3	The contracting authority reimburses travel expenses as follows:

(a)	travel by air: up to the maximum cost of an economy class ticket at the time of the reservation;

(b)	travel by boat or rail: up to the maximum cost of a first class ticket;

(c)	travel by car: at the rate of one first class rail ticket for the same journey and on the same day; In addition, the contracting authority reimburses travel outside Union territory if it has given its prior written approval for the expenses.

II.22.4	The contracting authority reimburses subsistence expenses on the basis of a daily subsistence allowance as follows:

(a)	for journeys of less than 200 km for a return trip, no subsistence allowance is payable;

(b)	the daily subsistence allowance is payable only on receipt of supporting documents proving that the person concerned was present at the destination;

(c)	the daily subsistence allowance takes the form of a flat rate- payment to cover all subsistence expenses, including meals, local transport including transport to and from the airport or station, insurance and sundries;

(d)	the daily subsistence allowance is reimbursed at the flat rates specified in Article I.5.3;

(e)	accommodation is reimbursed on receipt of supporting documents proving the necessary overnight stay at the destination, up to the flat-rate ceilings specified in Article I.5.3.

II.22.5	The contracting authority reimburses the cost of shipment of equipment or unaccompanied luggage if it has given its prior written approval for the expense.

II.23.	Recovery

II.23.1	If an amount is to be recovered under the terms of the FWC, the contractor must repay the contracting authority the amount in question.

II.23.2.	Recovery procedure

Before recovery, the contracting authority must formally notify the contractor of its intention to recover the amount it claims, specifying the amount due and the reasons for recovery and inviting the contractor to make any observations within 30 days of receipt.

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If no observations have been submitted or if, despite the observations submitted, the contracting authority decides to pursue the recovery procedure, it must confirm recovery by formally notifying a debit note to the contractor, specifying the date of payment. The contractor must pay in accordance with the provisions specified in the debit note.

If the contractor does not pay by the due date, the contracting authority may, after informing the contractor in writing, recover the amounts due:

(a)	by offsetting them against any amounts owed to the contractor by the Union or by the European Atomic Energy Community or by an executive agency when it implements the Union budget;

(b)	by calling in a financial guarantee if the contractor has submitted one to the contracting authority;

(c)	by taking legal action.

II.23.3.	Interest on late payment

If the contractor does not honour the obligation to pay the amount due by the date set by the contracting authority in the debit note, the amount due bears interest at the rate indicated in Article II.21.8. Interest on late payments will cover the period starting on the day after the due date for payment and ending on the date when the contracting authority receives the full amount owed.

Any partial payment is first entered against charges and interest on late payment and then against the principal amount.

II.23.4.	Recovery rules in the case of joint tender

If the contract is signed by a group (joint tender), the group is jointly and severally liable under the conditions set out in Article II.6 (liability). The contracting authority shall send the debit note first to the leader of the group.

If the leader does not pay by the due date the whole amount, and if the amount due cannot be offset or can only be offset partially in accordance with Article II.23.2 (a), then the contracting authority may claim the amount still due to any other member or members of the group by respectively notifying them with a debit note in conformity with the provisions laid down in Article II.23.2.

II.24.	Checks and audits

II.24.1	The contracting authority and the European Anti-Fraud Office may check or require an audit on the implementation of the FWC. This may be carried out either by OLAF’s own staff or by any outside body authorized to do so on its behalf.

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Such checks and audits may be initiated at any moment during the provision of the services and up to five years starting from the payment of the balance of the last specific contract issued under this FWC

The audit procedure is initiated on the date of receipt of the relevant letter sent by the contracting authority. Audits are carried out on a confidential basis.

II.24.2	The contractor must keep all original documents stored on any appropriate medium, including digitised originals if authorised under national law, for a period of five years starting from the payment of the balance of the last specific contract issued under this FWC.

II.24.3	The contractor must grant the contracting authority’s staff and outside personnel authorised by the contracting authority the appropriate right of access to sites and premises where the FWC is implemented and to all the information, including information in electronic format, needed to conduct such checks and audits. The contractor must ensure that the information is readily available at the moment of the check or audit and, if so requested, that information is handed over in an appropriate format.

II.24.4	On the basis of the findings made during the audit, a provisional report is drawn up. The contracting authority or its authorised representative must send it to the contractor, who has 30 days following the date of receipt to submit observations. The contractor must receive the final report within 60 days following the expiry of the deadline to submit observations.

On the basis of the final audit findings, the contracting authority may recover all or part of the payments made in accordance with Article II.23 and may take any other measures which it considers necessary.

II.24.5	In accordance with Council Regulation (Euratom, EC) No 2185/96 of 11 November 1996 concerning on-the-spot checks and inspection carried out by the Commission in order to protect the European Communities’ financial interests against fraud and other irregularities and Regulation (EU, Euratom) No 883/2013 of the European Parliament and of the Council of 11 September 2013 concerning investigations conducted by the European Anti-Fraud Office, the European Anti Fraud Office may carry out investigations, including on the spot checks and inspections, to establish whether there has been fraud, corruption or any other illegal activity under the contract affecting the financial interests of the Union. Findings arising from an investigation may lead to criminal prosecution under national law.

The investigations may be carried out at any moment during the provision of the services and up to five years starting from the payment of the balance of the last specific contract issued under this FWC.

II.24.6	The Court of Auditors and the European Public Prosecutor’s Office established by Council Regulation (EU) 2017/1939[6] (‘the EPPO’) have the same rights as the contracting authority, particularly right of access, for the purpose of checks, audits and investigations.

6	Council Regulation (EU) 2017/1939 of 12 October 2017 implementing enhanced cooperation on the establishment of the European Public Prosecutor’s Office

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III. CLAUSES SUBJECT TO SPECIFIC APPROVAL

Articles 1341 of the Italian Civil Code

for the purpose of Articles 1341 of the Italian Civil code, the contractor specifically declares that it accepts the following provisions:

Article I.3. Special Conditions (Entry into force and duration of the contract)

Article I.3.l l.l Special conditions (Stage l )- 3rd and 4th paragraphs

Article I.11 Special Conditions (Termination by either party)

Article I.12 Special Conditions (Applicable law and settlement of disputes)

Article I.13 Special Conditions (Other special conditions)

I.13.1 ‒ Price adjustments

I.13.2.4 ‒ Agreement on transfer of responsibilities

I.13.3 ‒ Liability and insurances

I.13.7 ‒ Minimum Performance requirements and deliverables

I.13.8 ‒ Characterization difformities - reconciliation mechanism

I.13.9 ‒ Liquidated damages

I.13.10 ‒ Grounds for termination

I.13.12 ‒ Subcontracting

Article II.6 General Conditions (Liability) Article II.10 General Conditions (Subcontracting)

Article II.12 General Conditions (Assignment)

Article II.15 General Conditions (Liquidated damages)

Article II.17 General Conditions (Suspension of the performance of the contract)

Article II.18 General Conditions (Termination of the contract)

For the Contractor,
Consortium:
Campoverde Sri
Perma-Fix Environmental Services Inc	Federico GIANNI
Mark DUFF	CEO
CEO	Signature:

Firmato digitalmente da: FEDERICO LAMBERTO GIANNI Data: 18/12/2023 09:45:17

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